AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER, dated as of March 31, 1998 ("Agreement"), is among HUBCO, Inc. ("HUBCO"), a New Jersey corporation and registered bank holding company, Hudson United Bank (the "Bank"), a New Jersey state-chartered commercial banking corporation and wholly-owned subsidiary of HUBCO, IBS Financial Corp., a New Jersey corporation and registered savings and loan holding company ("IBSF"), and Inter-Boro Savings and Loan Association, a New Jersey state-chartered savings and loan association and wholly-owned subsidiary of IBSF (the "Association").

                                    RECITALS

                  The respective Boards of Directors of HUBCO and IBSF have each determined that it is in the best interests of HUBCO and IBSF and their respective shareholders for HUBCO to acquire IBSF by merging IBSF with and into HUBCO with HUBCO surviving and IBSF shareholders receiving the consideration hereinafter set forth. Immediately after the merger of IBSF into HUBCO, the Association shall be merged with and into the Bank with the Bank surviving.

                  The respective Boards of Directors of IBSF, HUBCO, the Bank and the Association have each duly adopted and approved this Agreement and the Board of Directors of IBSF has directed that it be submitted to IBSF's shareholders for approval.

                  As a condition for HUBCO to enter into this Agreement, HUBCO has required that it receive an option on certain authorized but unissued shares of IBSF Common Stock (as hereinafter defined) and, simultaneously with the execution of this Agreement, IBSF is issuing an option to HUBCO (the "HUBCO Stock Option") to purchase certain shares of the authorized and unissued IBSF Common Stock subject to the terms and conditions set forth in the Agreement governing the HUBCO Stock Option.

                  NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

                             ARTICLE I - THE MERGER

                  1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), IBSF shall be merged with and into HUBCO (the "Merger") in accordance with the New Jersey Business Corporation Act (the "NJBCA") and HUBCO shall be the surviving corporation (the "Surviving Corporation").

                  1.2. Effect of the Merger. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of HUBCO and IBSF and thereupon and thereafter, all the property, rights, privileges, powers and franchises of each of HUBCO and IBSF shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of HUBCO and IBSF and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of HUBCO and IBSF in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of HUBCO or IBSF is a party shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of HUBCO or IBSF if the Merger had not occurred.

                  1.3.  Certificate of Incorporation.  As of the Effective Time,
the certificate of incorporation of HUBCO shall be the certificate of incorporation of the Surviving Corporation until otherwise amended as provided by law.

                  1.4. Bylaws. As of the Effective Time, the Bylaws of HUBCO shall be the Bylaws of the Surviving Corporation until otherwise amended as provided by law.

                  1.5. Directors and Officers. As of the Effective Time, the directors and officers of HUBCO shall be the directors and officers of the Surviving Corporation.

                  1.6 Closing, Closing Date, Determination Date and Effective Time. Unless a different date, time and/or place are agreed to by the parties hereto, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., at the offices of Pitney, Hardin, Kipp & Szuch, 200 Campus Drive, Florham Park, New Jersey, on a date determined by HUBCO on at least five business days notice (the "Closing Notice") given to IBSF, which date (the "Closing Date") shall be not less than seven nor more than 10 business days following the receipt of all necessary regulatory, governmental and shareholder approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing). In the Closing Notice, HUBCO shall specify the "Determination Date" for purposes of determining the Median Pre-Closing Price (as hereinafter defined), which date shall be the later of (i) the first date on which all federal bank regulatory approvals (and waivers, if applicable) necessary for consummation of the Merger have been received and either party has notified the other in writing that all such approvals (and waivers, if applicable) have been received, or (ii) the date of the Shareholders Meeting (as such term is defined in Section 5.7 hereof). Simultaneous with or immediately following the Closing, HUBCO and IBSF shall cause to be filed a certificate of merger, in form and substance satisfactory to HUBCO and IBSF, with the Secretary of State of the State of New Jersey (the "Certificate of Merger"). The Certificate of Merger shall specify the "Effective Time" of the Merger, which Effective Time shall be a date and time following the Closing agreed to by HUBCO and IBSF (which date and time the parties currently anticipate will be the close of business on the Closing Date). In the event the parties fail to specify the date and time in the Certificate of Merger, the Merger shall become effective upon (and the "Effective Time" shall be) the time of the filing of the Certificate of Merger.

                  1.7 The Bank Merger. Immediately following the Effective Time, the Association shall be then merged with and into the Bank (the "Bank Merger") in accordance with the provisions of the New Jersey Banking Act of 1948, as amended (the "Banking Act"). In the Bank Merger, the Bank shall be the surviving bank (the "Surviving Bank"). Upon the consummation of the Bank Merger, the separate existence of the Association shall cease and the Surviving Bank shall be considered the same business and corporate entity as each of the Association and the Bank and all of the property, rights, privileges, powers and franchises of each of the Association and the Bank shall vest in the Surviving Bank and the Surviving Bank shall be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Association and the Bank and shall have succeeded to all or each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Upon the consummation of the Bank Merger, the certificate of incorporation and Bylaws of the Bank shall be the certificate of incorporation and Bylaws of the Surviving Bank and the officers and directors of the Bank shall be the officers and directors of the Surviving Bank, except as provided in Section 5.20 hereof. Following the execution of this Agreement, the Association and the Bank shall execute and deliver a merger agreement (the "Bank Merger Agreement"), both in form and substance reasonably satisfactory to the parties hereto, substantially as set forth in Exhibit 1.7 hereto, for delivery to the Commissioner of the New Jersey Department of Banking and Insurance (the "Department") and the Federal Deposit Insurance Corporation (the "FDIC") for approval of the Bank Merger.

                     ARTICLE II - CONVERSION OF IBSF SHARES

                  2.1. Conversion of IBSF Common Stock. Each share of common stock, par value $.01 per share, of IBSF ("IBSF Common Stock"), issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, as hereinafter defined) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted as follows:

                           (a) Exchange of Common Stock; Exchange Ratio. Subject
to the provisions of this Section 2.1, each share of IBSF Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) shall be converted at the Effective Time into the right to receive 0.534 shares (the "Exchange Ratio") of Common Stock, no par value, of HUBCO ("HUBCO Common Stock") subject to adjustment as provided in Section 2.1(c) or in Section 7.1(i) and subject to the payment of cash in lieu of fractional shares in accordance with Section 2.2(e).

                           (b)  Cancellation  of IBSF  Certificates.  After  the
Effective Time, all such shares of IBSF Common Stock (other than those canceled pursuant to Section 2.1(d)) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares (other than those canceled pursuant to Section 2.1(d)) shall thereafter represent the right to receive the Merger Consideration (as defined in Section 2.2(b)). The holders of such certificates previously evidencing such shares of IBSF Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of IBSF Common Stock except as otherwise provided herein or by law. Such certificates previously evidencing such shares of IBSF Common Stock (other than those canceled pursuant to Section 2.1(d)) shall be exchanged for certificates evidencing shares of HUBCO Common Stock issued pursuant to this
Article II, upon the  surrender of such  certificates  in  accordance  with this
Article II. No fractional shares of HUBCO Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e).

                           (c) Capital  Changes.  If between the date hereof and
the Effective Time the outstanding shares of HUBCO Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, stock split, reclassification, recapitalization, merger, combination or exchange of shares, the Exchange Ratio and the definition of Median Pre-Closing Price shall be correspondingly adjusted to reflect such stock dividend, stock split, reclassification, recapitalization, merger, combination or exchange of shares.

                           (d) Excluded Shares.  All shares of IBSF Common Stock
held by IBSF in its treasury or owned by HUBCO or by any of HUBCO's wholly-owned subsidiaries (other than shares held as trustee or in a fiduciary capacity and shares held as collateral on or in lieu of a debt previously contracted) immediately prior to the Effective Time ("Excluded Shares") shall be canceled.


                  2.2.  Exchange of Certificates.

                  (a) Exchange Agent. As of the Effective Time, HUBCO shall deposit, or shall cause to be deposited, with Hudson United Bank, Trust Department or another bank or trust company designated by HUBCO and reasonably acceptable to IBSF (the "Exchange Agent"), for the benefit of the holders of shares of IBSF Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates evidencing shares of HUBCO Common Stock and cash in such amount such that the Exchange Agent possesses such number of shares of HUBCO Common Stock and such amount of cash as are required to provide all of the consideration required to be exchanged by HUBCO pursuant to the provisions of this Article II (such certificates for shares of HUBCO Common Stock, together with any dividends or distributions with respect thereto, and cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the HUBCO Common Stock and cash out of the Exchange Fund in accordance with Sections 2.1 and 2.2(b). Except as contemplated by Section 2.2(f) hereof, the Exchange Fund shall not be used for any other purpose.

                  (b) Exchange Procedures. As soon as reasonably practicable either before or after the Effective Time, but in any event no later than five business days after the Effective Time, HUBCO will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of IBSF Common Stock (the "Certificates"), (i) a letter of transmittal (the form and substance of which is reasonably agreed to by HUBCO and IBSF prior to the Effective Time and which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall have such other provisions as HUBCO may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates evidencing shares of HUBCO Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (x) certificates evidencing that number of whole shares of HUBCO Common Stock which such holder has the right to receive in respect of the shares of IBSF Common Stock formerly evidenced by such Certificate in accordance with Section 2.1 (as adjusted pursuant to Section 7.1(i) if applicable) and (y) cash in lieu of fractional shares of HUBCO Common Stock to which such holder may be entitled pursuant to Section 2.2(e) (the shares of HUBCO Common Stock and cash described in clauses (x) and (y) being collectively referred to as the "Merger Consideration") and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of IBSF Common Stock which is not registered in the transfer records of IBSF, a certificate evidencing the proper number of shares of HUBCO Common Stock and/or cash may be issued and/or paid in accordance with this Article II to a transferee if the Certificate evidencing such shares of IBSF Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration.

                  (c) Distributions with Respect to Unexchanged Shares of HUBCO Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to HUBCO Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HUBCO Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate (or a suitable affidavit of loss and customary bond). Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing shares of HUBCO Common Stock issued in exchange therefor, without interest, (i) promptly, the Merger Consideration to which such holder is entitled pursuant to Section 2.2(b) and the amount of dividends or other distributions with a record date on or after the Effective Time theretofore paid with respect to the shares of HUBCO Common Stock to which such holder is entitled, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date on or after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of HUBCO Common Stock.

                  (d) No Further Rights in IBSF Common Stock. All shares of HUBCO Common Stock issued and cash paid upon conversion of the shares of IBSF Common Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of IBSF Common Stock.

                  (e) No Fractional Shares; Median Pre-Closing Price. No certificates or scrip evidencing fractional shares of HUBCO Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of HUBCO. Cash shall be paid in lieu of fractional shares of HUBCO Common Stock, based upon the Median Pre-Closing Price per whole share of HUBCO Common Stock. The "Median Pre-Closing Price" shall be determined by taking the price half-way between the Closing Prices left after discarding the 4 lowest and 4 highest Closing Prices in the 10 consecutive trading day period which ends on (and includes) the Determination Date. The "Closing Price" shall mean the closing price of HUBCO Common Stock as supplied by the Nasdaq Stock Market and published in The Wall Street Journal. A "trading day" shall mean a day for which a Closing Price is so supplied and published. (The Nasdaq Stock Market, or such other national securities exchange on which HUBCO Common Stock may be traded after the date hereof, is referred to herein as "Nasdaq")

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of IBSF Common Stock for two years after the Effective Time shall be delivered to HUBCO, upon demand, and any holders of IBSF Common Stock who have not theretofore complied with this Article II shall thereafter look only to HUBCO for the Merger Consideration, dividends and distributions to which they are entitled.

                  (g) No Liability. Neither HUBCO, the Bank nor the Exchange Agent shall be liable to any holder of shares of IBSF Common Stock for any such shares of HUBCO Common Stock or cash (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) Withholding Rights. HUBCO shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from funds provided by the holder or from the consideration otherwise payable pursuant to this Agreement to any holder of IBSF Common Stock, the minimum amounts (if any) that HUBCO is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 3.8), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by HUBCO, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of IBSF Common Stock in respect of which such deduction and withholding was made by HUBCO.

                  2.3. Stock Transfer Books. At the Effective Time, the stock transfer books of IBSF shall be closed and there shall be no further registration of transfers of shares of IBSF Common Stock thereafter on the records of IBSF. On or after the Effective Time, any Certificates presented to the Exchange Agent or HUBCO for transfer shall be converted into the Merger Consideration.

                  2.4. IBSF Stock Options. Other than the HUBCO Stock Option, all options which may be exercised for issuance of IBSF Common Stock (each, a "Stock Option" and collectively the "Stock Options") are described in the IBSF Disclosure Schedule and are issued and outstanding pursuant to the IBSF 1995 Stock Option Plan (the "IBSF Stock Option Plan") and the agreements pursuant to which such Stock Options were granted (each, an "Option Grant Agreement"). HUBCO acknowledges and agrees to honor the provisions of the IBSF Stock Option Plan and the Option Grant Agreements, including those relating to vesting and conversion in connection with a change in control of IBSF. Each Stock Option outstanding at the Effective Time (each, a "Continuing Stock Option") shall be converted into an option to purchase HUBCO Common Stock, wherein (i) the right to purchase shares of IBSF Common Stock pursuant to the Continuing Stock Option shall be converted into the right to purchase that same number of shares of HUBCO Common Stock multiplied by the Exchange Ratio, (ii) the option exercise price per share of HUBCO Common Stock shall be the previous option exercise price per share of the IBSF Common Stock divided by the Exchange Ratio, and
(iii) in all other material respects the option shall be subject to the same terms and conditions as governed the Continuing Stock Option on which it was based, including the length of time within which the option may be exercised (which shall not be extended except that the holder of a Stock Option who continues in the service of HUBCO or a subsidiary of HUBCO shall not be deemed to have terminated service for purposes of determining the Continuing Stock Option exercise period) and for all Continuing Stock Options, such adjustments shall be and are intended to be effected in a manner which is consistent with
Section 424(a) of the Code (as defined in Section 3.8 hereof). Shares of HUBCO Common Stock issuable upon exercise of Continuing Stock Options shall be covered by an effective registration statement on Form S-8, and HUBCO shall use its reasonable best efforts to file a registration statement on Form S-8 covering such shares as soon as possible after the Effective Time.


              ARTICLE III - REPRESENTATIONS AND WARRANTIES OF IBSF

                  References herein to "IBSF Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by IBSF to HUBCO. IBSF hereby represents and warrants to HUBCO as follows:

                  3.1.  Corporate Organization

                  (a) IBSF is a corporation duly organized and validly existing under the laws of the State of New Jersey. IBSF has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of IBSF and the IBSF
Subsidiaries (as defined below), taken as a whole. IBSF is registered as a savings and loan holding company under the Home Owners' Loan Act, as amended (the "HOLA").

                  (b) Each IBSF Subsidiary and its jurisdiction of incorporation is listed in the IBSF Disclosure Schedule. For purposes of this Agreement, the term "IBSF Subsidiary" means any corporation, partnership, joint venture or other legal entity in which IBSF, directly or indirectly, owns at least a 50% stock or other equity interest or for which IBSF, directly or indirectly, acts as a general partner, provided that to the extent that any representation or warranty set forth herein covers a period of time prior to the date of this Agreement, the term "IBSF Subsidiary" shall include any entity which was a IBSF Subsidiary at any time during such period. The Association is a New Jersey state-chartered savings and loan association duly organized and validly existing in stock form under the laws of the State of New Jersey. All eligible accounts of depositors issued by the Association are insured by the Savings Association Insurance Fund of the FDIC (the "SAIF") to the fullest extent permitted by law. Each IBSF Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of IBSF and the IBSF Subsidiaries, taken as a whole.

                  (c) The IBSF Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and Bylaws, as in effect on the date hereof, of IBSF and each IBSF Subsidiary. Except as set forth in Disclosure
Schedule 3.1(b), the Association and IBSF do not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity.

                  3.2. Capitalization. The authorized capital stock of IBSF consists of 25,000,000 shares of IBSF Common Stock. As of March 27, 1998, there were 10,959,674 shares of IBSF Common Stock issued and outstanding and 650,049 treasury shares. As of March 27, 1998, there were 1,275,503 shares of IBSF Common Stock issuable upon exercise of outstanding stock options. The IBSF Disclosure Schedule contains (i) a list of all Stock Options, their strike prices and expiration dates, and (ii) true and complete copies of the IBSF Stock Option Plan and a specimen of each form of Option Grant Agreement pursuant to which any outstanding Stock Option was granted, including a list of each outstanding Stock Option issued pursuant thereto. All Stock Options will be fully vested on the Closing Date, in each case in accordance with the terms of the IBSF Stock Option Plan and Option Grant Agreements pursuant to which such Stock Options were granted. All issued and outstanding shares of IBSF Common Stock, and all issued and outstanding shares of capital stock of each IBSF Subsidiary, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties imposed by IBSF or any IBSF Subsidiary. Except for the Stock Options listed on the IBSF Disclosure Schedule and the HUBCO Stock Option, neither IBSF nor the Association has granted nor is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of IBSF or the Association or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  3.3.  Authority; No Violation.

                  (a) Subject to the approval of this Agreement and the transactions contemplated hereby by all applicable regulatory authorities and by the shareholders of IBSF, and except as set forth in the IBSF Disclosure Schedule, IBSF and the Association have the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the directors of IBSF and the Association in accordance with their respective Certificate of Incorporation and Bylaws and applicable laws and regulations. Except for such approvals, no other corporate proceedings not otherwise contemplated hereby on the part of IBSF or the Association are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by IBSF and the Association, and constitutes a valid and binding obligation of each of IBSF and the Association, enforceable against IBSF and the Association in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of New Jersey state-chartered savings and loan associations or their holding companies, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions and except that no representation is made as to the effect or availability of equitable remedies or injunctive relief.

                  (b) Neither the execution and delivery of this Agreement by IBSF or the Association, nor the consummation by IBSF or the Association of the transactions contemplated hereby in accordance with the terms hereof, or compliance by IBSF or the Association with any of the terms or provisions hereof, will (i) violate any provision of IBSF's or the Association's Certificate of Incorporation or Bylaws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to IBSF, the Association or any of their respective properties or assets, or (iii) except as set forth in the IBSF Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of IBSF or the Association under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which IBSF or the Association is a party, or by which they or any of their respective properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of IBSF and the IBSF Subsidiaries, taken as a whole, and which will not prevent or materially delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Board of Governors of the Federal Reserve System (the "FRB"), the FDIC, the Office of Thrift Supervision (the "OTS"), the Department, the New Jersey Department of Environmental Protection (the "DEP") (if required), the Securities and Exchange Commission (the "SEC"), and the shareholders of IBSF, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of IBSF or the Association in connection with (x) the execution and delivery by IBSF of this Agreement and (y) the consummation by IBSF of the Merger, and the consummation by IBSF and the Association of the other transactions contemplated hereby, except (i) such as are listed in the IBSF Disclosure Schedule and (ii) such as individually or in the aggregate will not (if not obtained) have a material adverse effect on the business, operations, assets or financial condition of IBSF and the IBSF Subsidiaries taken as a whole or prevent or materially delay the consummation of the transactions contemplated hereby. To the best of IBSF's knowledge, no fact or condition exists which IBSF has reason to believe will prevent it and the Association from obtaining the aforementioned consents and approvals.

                  3.4.  Financial Statements.

                  (a) The IBSF Disclosure Schedule sets forth copies of the consolidated statements of financial condition of IBSF as of September 30, 1996 and 1997, and the related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended September 30, in each of the three fiscal years 1995 through 1997, in each case accompanied by the audit report of Deloitte & Touche LLP, independent public accountants with respect to IBSF ("D&T"), and the unaudited consolidated statement of condition of IBSF as of December 31, 1997 and the related unaudited consolidated statements of income and cash flows for the three months ended December 31, 1997 and 1996, as reported in IBSF's Quarterly Report on Form 10-Q, filed with the SEC under the Securities Exchange Act of 1934, as amended ("1934 Act") (collectively, the "IBSF Financial Statements"). The IBSF Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the consolidated financial condition of IBSF as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows fairly present the results of the consolidated operations, changes in shareholders' equity and cash flows of IBSF for the respective periods set forth therein.

                  (b) The books and records of IBSF and each of its Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the IBSF Financial Statements (including the notes thereto), as of December 31, 1997, neither IBSF nor any IBSF Subsidiary had any liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of IBSF and the IBSF
Subsidiaries, taken as a whole which were required by GAAP (consistently applied) to be disclosed in IBSF's consolidated statement of condition as of December 31, 1997 or the notes thereto. Since December 31, 1997, neither IBSF nor any IBSF Subsidiary has incurred any liabilities except in the ordinary course of business and consistent with prudent business practice, except as related to the transactions contemplated by this Agreement or except as set forth in the IBSF Disclosure Schedule.

                  3.5. Broker's and Other Fees. Except for Ryan, Beck & Co., Inc. ("Ryan, Beck"), neither IBSF nor any of its Subsidiaries nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. The agreement with Ryan, Beck is set forth in the IBSF Disclosure Schedule. Other than pursuant to the agreement with Ryan, Beck, there are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by IBSF or any its Subsidiaries.

                  3.6.  Absence of Certain Changes or Events.

                  (a) Except as disclosed in the IBSF Disclosure Schedule, there has not been any IBSF Material Adverse Change (as hereinafter defined) since December 31, 1997 and to the best of IBSF's knowledge, no fact or condition exists which IBSF believes will cause such an IBSF Material Adverse Change in the future. "IBSF Material Adverse Change" means any change which is material and adverse to the consolidated financial condition, results of operations, business or assets of IBSF and the IBSF Subsidiaries taken as a whole, other than (i) a change in the value of the respective investment and loan portfolios of IBSF and the IBSF Subsidiaries as the result of a change in interest rates generally, (ii) a change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects savings institutions generally, (iii) reasonable expenses incurred in connection with this Agreement and the transactions contemplated hereby, (iv) payments to executive officers or other employees of IBSF or the Association pursuant to agreements or arrangements with such persons, which agreements or arrangements are included in the IBSF Disclosure Schedule, or (v) actions or omissions of IBSF or any IBSF Subsidiary either specifically permitted by this Agreement or taken with the prior written consent of HUBCO in contemplation of the transactions contemplated hereby (including without limitation any actions taken by IBSF or the Association pursuant to Section 5.15 of this Agreement).

                  (b) Except as set forth in the IBSF Disclosure Schedule, neither IBSF nor any IBSF Subsidiary has taken or permitted any of the actions set forth in Section 5.2 hereof between December 31, 1997 and the date hereof and, except for execution of this Agreement, and the other documents
contemplated   hereby,  IBSF  and  each  IBSF  Subsidiary  has  conducted  their respective businesses only in the ordinary course, consistent with past practice.

                  3.7. Legal Proceedings. Except as disclosed in the IBSF Disclosure Schedule, and except for ordinary routine litigation incidental to the business of IBSF and the IBSF Subsidiaries, neither IBSF nor any IBSF Subsidiary is a party to any, and there are no pending or, to the best of IBSF's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against IBSF or any IBSF Subsidiary which, if decided adversely to IBSF or any IBSF Subsidiary, are reasonably likely to have a material adverse effect on the business, operations, assets or financial condition of IBSF and the IBSF Subsidiaries taken as a whole. Except as disclosed in the IBSF Disclosure Schedule, neither IBSF nor any IBSF Subsidiary is a party to any order, judgment or decree entered in any lawsuit or proceeding which is material to IBSF or such IBSF Subsidiary.

                  3.8.  Taxes and Tax Returns.

                  (a) IBSF and each IBSF Subsidiary has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it on or before the Effective Time in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to HUBCO in writing) or against which reserves have been established. IBSF and each IBSF Subsidiary has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of IBSF or such IBSF Subsidiary through such date. None of the federal or state income tax returns of IBSF or any IBSF Subsidiary have been examined by the Internal Revenue Service (the "IRS") or the New Jersey Division of Taxation within the past six years. To the best knowledge of IBSF, except as disclosed in the IBSF Disclosure Schedule, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon IBSF or any IBSF Subsidiary, nor has IBSF or any IBSF Subsidiary given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                  (b) Neither IBSF nor any IBSF Subsidiary (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes except as disclosed in the IBSF Disclosure Schedule, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by IBSF or such IBSF Subsidiary (nor does IBSF have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  (c) Neither IBSF nor any IBSF Subsidiary has any tax loss carryforwards.

                  3.9.  Employee Benefit Plans.

                  (a) Except as set forth on the IBSF Disclosure Schedule, neither IBSF nor any IBSF Subsidiary maintains or contributes to any "employee pension benefit plan" (the "IBSF Pension Plans") within the meaning of such term in Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee welfare benefit plan" (the "IBSF Welfare Plans") within the meaning of such term in Section 3(1) of ERISA, stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement, director retirement program or other similar plan, program or arrangement. Neither IBSF nor any IBSF Subsidiary has, since September 2, 1974, contributed to any "Multiemployer Plan," within the meaning of Section 3(37) of ERISA.

                  (b) IBSF has  previously  delivered to HUBCO,  and included in the IBSF Disclosure Schedule, a complete and accurate copy of each of the following with respect to each of the IBSF Pension Plans and IBSF Welfare Plans, if any: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

                  (c) The present value of all accrued benefits, both vested and non-vested, under each of the IBSF Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by such IBSF Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. To the best of IBSF's knowledge, the actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

                  (d) During the last six years, the Pension Benefit Guaranty Corporation ("PBGC") has not asserted any claim for liability against IBSF or any IBSF Subsidiary which has not been paid in full.

                  (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each IBSF Pension Plan have been paid. All contributions required to be made to each IBSF Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of IBSF which have not been paid have been properly recorded on the books of IBSF .

                  (f) Except as disclosed in the IBSF Disclosure Schedule, each of the IBSF Pension Plans, IBSF Welfare Plans and each other employee benefit plan and arrangement identified on the IBSF Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, except as disclosed in the IBSF Disclosure Schedule, if IBSF maintains any IBSF Pension Plan, IBSF has received or applied for a favorable determination letter from the IRS which takes into account the Tax Reform Act of 1986 and (to the extent it mandates currently applicable requirements) subsequent legislation, and IBSF is not aware of any fact or circumstance which would disqualify any plan.

                  (g) To the best knowledge of IBSF, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any IBSF Welfare Plan or IBSF Pension Plan that would result in any material tax or penalty for IBSF or any IBSF Subsidiary.

                  (h) No IBSF Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" (notice of which has not been waived by the PBGC), within the meaning of Section 4034(b) of ERISA, with respect to any IBSF Pension Plan.

                  (i) No "accumulated funding deficiency," within the meaning of
Section 412 of the Code,  has been  incurred  with  respect to any IBSF  Pension
Plan.

                  (j) There are no material pending, or, to the best knowledge of IBSF, material threatened or anticipated claims (other than routine claims for benefits) by, on behalf of, or against any of the IBSF Pension Plans or the IBSF Welfare Plans, any trusts created thereunder or any other plan or arrangement identified in the IBSF Disclosure Schedule.

                  (k) Except as disclosed in the IBSF Disclosure Schedule, no IBSF Pension Plan or IBSF Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law or pursuant to conversion or continuation rights set out in such Plan or an insurance policy providing benefits thereunder, or (ii) death benefits under any IBSF Pension Plan.

                  (l) Except with respect to customary health, life and disability benefits, there are no unfunded benefit obligations which are not accounted for by reserves shown on the IBSF Financial Statements and established in accordance with GAAP.

                  (m) With respect to each IBSF Pension Plan and IBSF Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of IBSF or any IBSF Subsidiary as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

                  (n) Except (i) for payments and other benefits due pursuant to the employment agreements included within the IBSF Disclosure Schedule, and (ii) as set forth in the IBSF Disclosure Schedule, or as expressly agreed to by HUBCO in writing either pursuant to this Agreement or otherwise, or as required by law, the consummation of the transactions contemplated by this Agreement will not (x) entitle any current or former employee of IBSF or any IBSF Subsidiary to severance pay, unemployment compensation or any similar payment, or (y) accelerate the time of payment or vesting, or increase the amount of any compensation or benefits due to any current or former employee under any IBSF Pension Plan or IBSF Welfare Plan.

                  (o) Except for the IBSF Pension Plans and the IBSF Welfare Plans, and except as set forth on the IBSF Disclosure Schedule, IBSF has no deferred compensation agreements, understandings or obligations for payments or benefits to any current or former director, officer or employee of IBSF or any IBSF Subsidiary or any predecessor of any thereof. The IBSF Disclosure Schedule sets forth: (i) true and complete copies of the agreements, understandings or obligations with respect to each such current or former director, officer or employee, and (ii) the most recent actuarial or other calculation of the present value of such payments or benefits.

                  (p) Except as set forth in the IBSF Disclosure Schedule, IBSF does not maintain or otherwise pay for life insurance policies (other than group term life policies on employees) with respect to any director, officer or employee. The IBSF Disclosure Schedule lists each such insurance policy and includes a copy of each agreement with a party other than the insurer with respect to the payment, funding or assignment of such policy. To the best of IBSF `s knowledge, neither IBSF nor any IBSF Pension Plan or IBSF Welfare Plan owns any individual or group insurance policies issued by an insurer which has been found to be insolvent or is in rehabilitation pursuant to a state proceeding.

                  (q) Except as set forth in the IBSF Disclosure Schedule, IBSF does not maintain any retirement plan or retiree medical plan or arrangement for directors. The IBSF Disclosure Schedule sets forth the complete documentation and actuarial evaluation of any such plan.

                  3.10.  Reports.

                  (a) The IBSF Disclosure Schedule lists, and as to item (i) below IBSF has previously delivered to HUBCO a complete copy of, each (i) final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement filed by IBSF since January 1, 1996 pursuant to the Securities Act of 1933, as amended ("1933 Act"), or the 1934 Act and (ii) communication (other than general advertising materials and press releases) mailed by IBSF to its shareholders as a class since January 1, 1996, and each such communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date..

                  (b) Since January 1, 1996, (i) IBSF has filed all reports that it was required to file with the SEC under the 1934 Act, and (ii) IBSF and the Association each has duly filed all material forms, reports and documents which it was required to file with each agency charged with regulating any aspect of its business, in each case in form which was correct in all material respects, and, subject to permission from such regulatory authorities, IBSF promptly will deliver or make available to HUBCO accurate and complete copies of such reports. As of their respective dates, each such form, report, or document, and each such final registration statement, prospectus, annual, quarterly or current report, definitive proxy statement or communication, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information contained in any such document as of a later date shall be deemed to modify information as of an earlier date. The IBSF Disclosure Schedule lists the dates of all examinations of IBSF or the Association conducted by either the FDIC or the OTS since January 1, 1996 and the dates of any responses thereto submitted by IBSF or the Association.

                  3.11. IBSF and Association Information. The information relating to IBSF and the Association, this Agreement, and the transactions contemplated hereby (except for information relating solely to HUBCO) to be contained in the Proxy Statement-Prospectus (as defined in Section 5.6(a) hereof) to be delivered to shareholders of IBSF in connection with the solicitation of their approval of the Merger, as of the date the Proxy Statement-Prospectus is mailed to shareholders of IBSF, and up to and including the date of the meeting of shareholders to which such Proxy Statement-Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.12. Compliance with Applicable Law. Except as set forth in the IBSF Disclosure Schedule, IBSF and each IBSF Subsidiary holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business and has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to IBSF or such IBSF Subsidiary (including, without limitation, consumer, community and fair lending laws) (other than where the failure to have a license, franchise, permit or authorization or where such default or noncompliance will not result in a material adverse effect on the business, operations, assets or financial condition of IBSF and the IBSF Subsidiaries taken as a whole) and IBSF has not received notice of violation of, and does not know of any violations of, any of the above.

                  3.13.  Certain Contracts.

                  (a) Except for plans referenced in Section 3.9 and disclosed in the IBSF Disclosure Schedule, (i) neither IBSF nor any IBSF Subsidiary is a party to or bound by any written contract or any understanding with respect to the employment of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from IBSF or any IBSF Subsidiary to any officer, employee, director or consultant thereof. The IBSF Disclosure Schedule sets forth true and correct copies of all severance or employment agreements with officers, directors, employees, agents or consultants to which IBSF or any IBSF Subsidiary is a party.

                  (b) Except as disclosed in the IBSF Disclosure Schedule and except for loan commitments, loan agreements and loan instruments entered into or issued by the Association in the ordinary course of business, (i) as of the date of this Agreement, neither IBSF nor any IBSF Subsidiary is a party to or bound by any commitment, agreement or other instrument which is material to the business, operations, assets or financial condition of IBSF and the IBSF Subsidiaries taken as a whole, (ii) no commitment, agreement or other instrument to which IBSF or any IBSF Subsidiary is a party or by which either of them is bound limits the freedom of IBSF or any IBSF Subsidiary to compete in any line of business or with any person, and (iii) neither IBSF nor any IBSF Subsidiary is a party to any collective bargaining agreement.

                  (c) Except as disclosed in the IBSF Disclosure Schedule, neither IBSF nor any IBSF Subsidiary or, to the best knowledge of IBSF, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which the Association is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of IBSF and the IBSF Subsidiaries, taken as a whole.

                  3.14.  Properties and Insurance.

                  (a) Except as set forth in the IBSF Disclosure Schedule, IBSF or a IBSF Subsidiary has good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in IBSF's consolidated balance sheet as of December 31, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1997), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of IBSF and the IBSF Subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports delivered to HUBCO prior to the date hereof. Except as affected by the transactions contemplated hereby, IBSF or one or more of its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all real property leased by IBSF and such Subsidiaries in all material respects as presently occupied, used, possessed and controlled by IBSF and its Subsidiaries.

                  (b) Except as set forth in the IBSF Disclosure Schedule, the business operations and all insurable properties and assets of IBSF and each IBSF Subsidiary are insured for their benefit against all risks which, in the reasonable judgment of the management of IBSF, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of IBSF adequate for the business engaged in by IBSF and the IBSF Subsidiaries. As of the date hereof, neither IBSF nor any IBSF Subsidiary has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. The IBSF Disclosure Schedule sets forth in summary form a list of all insurance policies of IBSF and the IBSF Subsidiaries.

                  3.15. Minute Books. The minute books of IBSF and the IBSF Subsidiaries contain records of all meetings and other corporate action held of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors) that are complete and accurate in all material respects.

                  3.16. Environmental Matters. Except as set forth in the IBSF Disclosure Schedule:

                  (a) Neither IBSF nor any IBSF Subsidiary has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that IBSF or such IBSF Subsidiary (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, which correction or cleanup would be material to the business, operations, assets or financial condition of IBSF and the IBSF Subsidiaries taken as a whole. IBSF has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by IBSF or any IBSF Subsidiary, as OREO or otherwise, or owned or controlled by IBSF or any IBSF Subsidiary as a trustee or fiduciary (collectively, "Properties"), in any manner that violates any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of IBSF and the IBSF Subsidiaries, taken as a whole. Except as described in the IBSF Disclosure Schedule, none of the Properties is located in the State of New Jersey or the State of Connecticut.

                  (b) IBSF has no knowledge that any of the Properties has been operated in any manner in the three years prior to the date of this Agreement that violated any applicable federal, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of IBSF and the IBSF Subsidiaries taken as a whole.

                  (c)  To  the  best  of  IBSF's  knowledge,   IBSF,  each  IBSF
Subsidiary and any and all of their tenants or subtenants have all necessary permits and have filed all necessary registrations material to permit the operation of the Properties in the manner in which the operations are currently conducted under all applicable federal, state or local environmental laws, excepting only those permits and registrations the absence of which would not have a material adverse effect upon the operations that require the permit or registration.

                  (d) To the knowledge of IBSF, there are no underground storage tanks on, in or under any of the Properties and no underground storage tanks have been closed or removed from any of the Properties while the property was owned, operated or controlled by IBSF or any IBSF Subsidiary.

                  3.17. Reserves. As of December 31, 1997, the allowance for loan losses in the IBSF Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute the loan loss reserve complies in all material respects with GAAP (consistently applied) and all applicable policies of the OTS. As of December 31, 1997, the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) in the IBSF Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) complies in all material respects with GAAP (consistently applied) and all applicable policies of the OTS.

                  3.18. No Parachute Payments. Except as set forth in the IBSF Disclosure Schedule, no officer, director, employee or agent (or former officer, director, employee or agent) of IBSF or any IBSF Subsidiary is entitled now, or will or may be entitled to as a consequence of this Agreement or the Merger, to any payment or benefit from IBSF, a IBSF Subsidiary, HUBCO or any HUBCO Subsidiary which if paid or provided would constitute an "excess parachute payment", as defined in Section 280G of the Code or regulations promulgated thereunder.

                  3.19. Agreements with Bank Regulators. Neither IBSF nor any IBSF Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to HUBCO by IBSF prior to the date of this Agreement, nor has IBSF been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to HUBCO by IBSF prior to the date of this Agreement. Neither IBSF nor any IBSF Subsidiary is required by
Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to HUBCO by IBSF prior to the date of this Agreement.

                  3.20. Year 2000 Compliance. IBSF and the IBSF Subsidiaries have taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by IBSF and the IBSF Subsidiaries to be substantially Year 2000 compliant on or before the end of 1999 and, except as set forth in the IBSF Disclosure Schedule, IBSF does not expect the future cost of addressing such issues to be material. Neither IBSF nor any IBSF Subsidiary has received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance.

                  3.21. Accounting for the Merger: Reorganization. As of the date hereof, after reviewing the terms of this Agreement, the stock repurchases by HUBCO and IBSF, and the employee benefit plans of IBSF and the Association with IBSF's independent auditors, IBSF does not have any reason to believe that the Merger will fail to qualify (i) for pooling-of-interests accounting treatment under GAAP, or (ii) as a reorganization under Section 368(a) of the Code.

                  3.22.  Disclosure.  No representation or warranty contained in
Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.


              ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF HUBCO

                  References herein to the "HUBCO Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of
Article IV of this Agreement, which have been delivered on the date hereof by HUBCO to IBSF. HUBCO hereby represents and warrants to IBSF as follows:

                  4.1.  Corporate Organization.

                  (a) HUBCO is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. HUBCO has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of HUBCO and the HUBCO Subsidiaries (defined below), taken as a whole. HUBCO is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA").

                  (b) Each HUBCO Subsidiary is listed in the HUBCO Disclosure Schedule. For purposes of this Agreement, the term "HUBCO Subsidiary" means any corporation, partnership, joint venture or other legal entity in which HUBCO directly or indirectly, owns at least a 50% stock or other equity interest or for which HUBCO, directly or indirectly, acts as a general partner provided that to the extent that any representation or warranty set forth herein covers a period of time prior to the date of this Agreement, the term "HUBCO Subsidiary" shall include any entity which was an HUBCO Subsidiary at any time during such period. Each HUBCO Subsidiary is duly organized and validly existing under the laws of the jurisdiction of its incorporation. The Bank is a state-chartered commercial banking corporation duly organized and validly existing under the laws of the State of New Jersey. Lafayette American Bank and Trust Company ("Lafayette") is duly organized and validly existing under the laws of the State of Connecticut. All eligible accounts of depositors issued by the Bank and Lafayette are insured by the Bank Insurance Fund of the FDIC ("BIF") to the fullest extent permitted by law. Each HUBCO Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of HUBCO and the HUBCO Subsidiaries, taken as a whole. The HUBCO Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and Bylaws of HUBCO as in effect on the date hereof.

                  4.2. Capitalization. The authorized capital stock of HUBCO consists of 53,045,000 common shares, no par value ("HUBCO Common Stock"), and 10,300,000 shares of preferred stock ("HUBCO Authorized Preferred Stock"). As of March 26, 1998, there were 22,648,970 shares of HUBCO Common Stock issued and outstanding, and no shares of treasury stock, and 1,000 shares of HUBCO Authorized Preferred Stock outstanding, all of which were designated Series B, no par value, Convertible Preferred Stock. Except as described in the HUBCO Disclosure Schedule, there are no shares of HUBCO Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of HUBCO Common Stock and HUBCO Authorized Preferred Stock, and all issued and outstanding shares of capital stock of HUBCO's Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. All of the outstanding shares of capital stock of the HUBCO Subsidiaries are owned by HUBCO free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except as described in the HUBCO Disclosure Schedule, neither HUBCO nor any HUBCO Subsidiary has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of HUBCO or any HUBCO Subsidiary or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  4.3.  Authority; No Violation.

                  (a) Subject to the receipt of all necessary governmental approvals, HUBCO has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of HUBCO in accordance with its Certificate of Incorporation and applicable laws and regulations. Except for such approvals, no other corporate proceedings on the part of HUBCO are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by HUBCO and constitutes a valid and binding obligation of HUBCO, enforceable against HUBCO in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of bank holding  companies,  (ii) general  equitable  principles,  and
(iii) laws relating to the safety and soundness of insured depository institutions and except that no representation is made as to the effect or availability of equitable remedies or injunctive relief..

                  (b) Neither the  execution  or delivery of this  Agreement  by
HUBCO, nor the consummation by HUBCO of the transactions contemplated hereby in accordance with the terms hereof, or compliance by HUBCO with any of the terms or provisions hereof will (i) violate any provision of the Certificate of Incorporation or Bylaws of HUBCO, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to HUBCO, any HUBCO Subsidiary, or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of HUBCO or any HUBCO Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which HUBCO is a party, or by which it or any of their properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operation, assets or financial condition of HUBCO and the HUBCO Subsidiaries, taken as a whole, and which will not prevent or materially delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FDIC, the FRB, the OTS, the SEC, the Department, or the Secretary of State of New Jersey, and the possible need under the Nasdaq rules to obtain HUBCO shareholder approval, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of HUBCO in connection with (x) the execution and delivery by HUBCO of this Agreement, and (y) the consummation by HUBCO of the Merger and the other transactions contemplated hereby, except such as are listed in the HUBCO Disclosure Schedule or in the aggregate will not (if not obtained) have a material adverse effect on the business, operation, assets or financial condition of HUBCO and the HUBCO Subsidiaries, taken as a whole. To the best of HUBCO's knowledge, no fact or condition exists which HUBCO has reason to believe will prevent it from obtaining the aforementioned consents and approvals.

                  4.4.  Financial Statements.

                  (a) The HUBCO Disclosure Schedule sets forth copies of the consolidated statements of financial condition of HUBCO as of December 31, 1996 and 1997, and the related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended December 31, in each of the three fiscal years 1995 through 1997, in each case accompanied by the audit report of Arthur Andersen LLP ("Arthur Andersen"), independent public accountants with respect to HUBCO (collectively, the "HUBCO Financial Statements"). The HUBCO Financial Statements (including the related notes) have been prepared in accordance with GAAP consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the consolidated financial position of HUBCO as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and of cash flows (including the related notes, where applicable) fairly present the consolidated results of operations, changes in stockholders' equity and cash flows of HUBCO for the respective fiscal periods set forth therein.

                  (b) The books and records of HUBCO and the HUBCO Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the HUBCO Financial Statements (including the notes thereto), as of December 31, 1997 neither HUBCO nor any of the HUBCO
Subsidiaries had any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of HUBCO or any of the HUBCO Subsidiaries which were required by GAAP (consistently applied) to be disclosed in HUBCO's consolidated statement of condition as of December 31, 1997 or the notes thereto. Except for the transactions contemplated by this Agreement, and the other proposed acquisitions by HUBCO reflected in any Form 8-K filed by HUBCO with the SEC since December 31, 1997, neither HUBCO nor any HUBCO Subsidiary has incurred any liabilities since December 31, 1997 except in the ordinary course of business and consistent with past practice (including for other pending or contemplated acquisitions).

                  4.5. Broker's and Other Fees. Neither HUBCO nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

                  4.6. Absence of Certain Changes or Events. There has not been any HUBCO Material Adverse Change since December 31, 1997 and to the best of HUBCO's knowledge, no facts or condition exists which HUBCO believes will cause a HUBCO Material Adverse Change in the future. "HUBCO Material Adverse Change" means any change which is material and adverse to the consolidated financial condition, results of operations, business or assets of HUBCO and the HUBCO Subsidiaries taken as a whole, other than (i) a change in the value of the respective investment and loan portfolios of HUBCO and the HUBCO Subsidiaries as the result of a change in interest rates generally, (ii) a change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, (iii) reasonable expenses incurred in connection with this Agreement and the transactions contemplated hereby, (iv) changes resulting from acquisitions by HUBCO or any HUBCO Subsidiary pending on the date hereof and known to IBSF, other than changes resulting from facts not disclosed to, or otherwise known by, IBSF on or prior to the date hereof, or (v) the entry, after the date hereof, by HUBCO or any HUBCO Subsidiary into an agreement to acquire another entity.

                  4.7  Legal  Proceedings.  Except  as  disclosed  in the  HUBCO
Disclosure Schedule, and except for ordinary routine litigation incidental to the business of HUBCO or its Subsidiaries, neither HUBCO nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of HUBCO's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against HUBCO or any of its Subsidiaries which, if decided adversely to HUBCO or its Subsidiaries, are reasonably likely to have a material adverse effect on the business, operations, assets or financial condition of HUBCO or its Subsidiaries, taken as a whole. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor any of its Subsidiaries is a party to any order, judgment or decree entered in any lawsuit or proceeding which is material to HUBCO or its Subsidiaries.

                  4.8 Reports. Since January 1, 1996, HUBCO has filed all reports that it was required to file with the SEC under the 1934 Act, all of which complied in all material respects with all applicable requirements of the 1934 Act and the rules and regulations adopted thereunder. As of their respective dates, each such report and each registration statement, proxy statement, form or other document filed by HUBCO with the SEC, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1996, HUBCO and each HUBCO Subsidiary has duly filed all material forms, reports and documents which they were required to file with each agency charged with regulating any aspect of their business.

                  4.9 HUBCO Information. The information relating to HUBCO and its Subsidiaries (including, without limitation, information regarding other transactions which HUBCO is required to disclose), this Agreement and the transactions contemplated hereby in the Registration Statement and Proxy Statement-Prospectus (as defined in Section 5.6(a) hereof), as of the date of the mailing of the Proxy Statement-Prospectus, and up to and including the date of the meeting of stockholders of IBSF to which such Proxy Statement-Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement shall comply as to form in all material respects with the provisions of the 1933 Act, the 1934 Act and the rules and regulations promulgated thereunder.

                  4.10 Compliance With Applicable Law. Except as set forth in the HUBCO Disclosure Schedule, each of HUBCO and HUBCO's Subsidiaries holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to HUBCO or HUBCO's Subsidiaries (including without limitation consumer, community and fair lending laws) (other than where such default or noncompliance will not result in a material adverse effect on the business, operations, assets or financial condition of HUBCO and HUBCO's Subsidiaries taken as a whole) and HUBCO has not received notice of violation of, and does not know of any violations of, any of the above.

                  4.11 Funding and Capital Adequacy. At the Effective Time, after giving pro forma effect to the Merger and any other acquisition which HUBCO or its Subsidiaries have agreed to consummate, HUBCO will be deemed "well capitalized" under prompt corrective action regulatory capital requirements.

                  4.12 HUBCO Common Stock. As of the date hereof, HUBCO has available and reserved shares of HUBCO Common Stock sufficient for issuance pursuant to the Merger and upon the exercise of Stock Options subsequent thereto. The HUBCO Common Stock to be issued hereunder pursuant to the Merger, and upon exercise of the Stock Options, when so issued, will be duly authorized and validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through HUBCO, with no personal liability attaching to the ownership thereof. The HUBCO Common Stock to be issued hereunder pursuant to the Merger, and upon exercise of the Stock Options, when so issued, will be registered under the 1933 Act and issued in accordance with all applicable state and federal laws, rules and regulations, and will be approved or listed for trading on Nasdaq.

                  4.13 Agreements with Bank Regulators. Neither HUBCO nor any HUBCO Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Government Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to IBSF by HUBCO prior to the date of this Agreement, nor has HUBCO been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to IBSF by HUBCO prior to the date of this Agreement. Neither HUBCO nor any HUBCO Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to IBSF by HUBCO prior to the date of this Agreement.

                  4.14     Taxes and Tax Returns.

                  (a) HUBCO and HUBCO's subsidiaries have duly filed (and until the Effective Time will so file) all Returns required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and have duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to IBSF in writing). HUBCO and HUBCO's subsidiaries have established on their books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of HUBCO through such date. The HUBCO Disclosure Schedule identifies the federal income tax returns of HUBCO and its Subsidiaries which have been examined by the IRS within the past six years. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. The HUBCO Disclosure
Schedule identifies the applicable state income tax returns of HUBCO and its Subsidiaries which have been examined by the applicable authorities. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the best knowledge of HUBCO, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon HUBCO or its Subsidiaries, nor has HUBCO or its Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                  (b) Except as set forth in the HUBCO Disclosure Schedule, neither HUBCO nor any Subsidiary of HUBCO (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes,
(iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by HUBCO or any of its Subsidiaries (nor does HUBCO have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  4.15     Employee Benefit Plans.

                  (a) HUBCO and its Subsidiaries maintain or contribute to certain "employee pension benefit plans" (the "HUBCO Pension Plans"), as such term is defined in Section 3(2)(A) of ERISA, and "employee welfare benefit plans" (the "HUBCO Welfare Plans"), as such term is defined in Section 3(1) of ERISA. Since September 2, 1974, neither HUBCO nor its subsidiaries have contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

                  (b) HUBCO is not aware of any fact or circumstance which would disqualify any HUBCO Pension Plan or HUBCO Welfare Plan that could not be retroactively corrected (in accordance with the procedures of the IRS).

                  (c) The present value of all accrued benefits under each of the HUBCO Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for purposes of the most recent actuarial valuation prepared by such HUBCO Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits.

                  (d) During the last six years, the PBGC has not asserted any claim for liability against HUBCO or any of its subsidiaries which has not been paid in full.

                  (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each HUBCO Pension Plan have been paid. All contributions required to be made to each HUBCO Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of HUBCO which have not been paid have been properly recorded on the books of HUBCO.

                  (f) No "accumulated funding deficiency", within the meaning of
Section 412 of the Code, has been incurred with respect to any of the HUBCO Pension Plans.

                  (g) There are no pending or, to the best knowledge of HUBCO, threatened or anticipated material claims (other than routine claims for benefits) by, on behalf of or against any of the HUBCO Pension Plans or the HUBCO Welfare Plans, any trusts created thereunder or any other plan or arrangement identified in the HUBCO Disclosure Schedule.

                  (h) Except with respect to customary health, life and disability benefits or as disclosed in the HUBCO Disclosure Schedule, HUBCO has no unfunded benefit obligations which are not accounted for by reserves shown on the financial statements and established under GAAP or otherwise noted on such financial statements.

                  4.16 Contracts. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor any of its Subsidiaries, or to the best knowledge of HUBCO, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which a banking subsidiary of HUBCO is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of HUBCO and its subsidiaries, taken as a whole.

                  4.17     Properties and Insurance.

                  (a) HUBCO and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in HUBCO's consolidated balance sheet as of December 31, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1997), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of HUBCO and its subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports. Except as disclosed in the HUBCO Disclosure Schedule, HUBCO and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by HUBCO or its Subsidiaries in all material respects as presently occupied, used, possessed and controlled by HUBCO and its Subsidiaries.

                  (b) The business operations and all insurable properties and assets of HUBCO and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of HUBCO, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of HUBCO adequate for the business engaged in by HUBCO and its Subsidiaries. As of the date hereof, neither HUBCO nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  4.18. Environmental Matters. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that HUBCO or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters which correction or cleanup would be material to the business, operations, assets or financial condition of HUBCO and its Subsidiaries taken as a whole. Except as disclosed in the HUBCO Disclosure Schedule, HUBCO has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property currently owned or leased by HUBCO or any of its subsidiaries in any manner that violates or, after the lapse of time is reasonably likely to violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of HUBCO and its Subsidiaries, taken as a whole.

                  4.19 Reserves. As of December 31, 1997, the allowance for possible loan losses in the HUBCO Financial Statements was adequate based upon all factors required to be considered by HUBCO at that time in determining the amount of such allowance. The methodology used to compute the allowance for possible loan losses complies in all material respects with all applicable FDIC, Connecticut Department of Banking and New Jersey Department of Banking policies. As of December 31, 1997, the valuation allowance for OREO properties in the HUBCO Financial Statements was adequate based upon all factors required to be considered by HUBCO at that time in determining the amount of such allowance.

                  4.20. Year 2000 Compliance. HUBCO and the HUBCO Subsidiaries have taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by HUBCO and the HUBCO Subsidiaries to be substantially Year 2000 compliant on or before the end of 1999 and HUBCO does not expect the future cost of addressing such issues to be material. Neither HUBCO nor any HUBCO Subsidiary has received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance.

                  4.21 Accounting for the Merger; Reorganization. As of the date hereof, after reviewing the terms of this Agreement, the stock repurchases by HUBCO and IBSF, and the employee benefit plans of IBSF and the Association with HUBCO's independent auditors, HUBCO does not have any reason to believe that the Merger will fail to qualify (i) for pooling-of-interests treatment under GAAP, or (ii) as a reorganization under Section 368(a) of the Code. As of the date hereof, neither HUBCO nor any HUBCO Subsidiary owns any shares of IBSF Common Stock.

                  4.22 No Approval of HUBCO's Shareholders Currently Required. Based upon laws and regulations applicable to HUBCO and currently in effect, including the rules, regulations and policies of the NASD, as of the date of this Agreement, assuming that HUBCO's pending acquisitions of MSB Bancorp and Poughkeepsie Financial Corp. are consummated prior to closing the Merger, neither approval of this Agreement by the shareholders of HUBCO nor approval of the transactions contemplated hereby by the shareholders of HUBCO will be required.

                  4.23 Disclosure.  No representation  or warranty  contained in
Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.


                      ARTICLE V - COVENANTS OF THE PARTIES

                  5.1. Conduct of the Business of IBSF. During the period from the date of this Agreement to the Effective Time, IBSF and the Association shall, and shall cause each IBSF Subsidiary to, conduct their respective businesses only in the ordinary course and consistent with prudent business practice, except for transactions permitted hereunder or with the prior written consent of HUBCO, which consent will not be unreasonably withheld. Each of IBSF and the Association also shall use its reasonable best efforts to (i) preserve its business organization and that of the IBSF Subsidiaries intact, (ii) keep available to itself and the IBSF Subsidiaries the present services of their respective employees, and (iii) preserve for itself and HUBCO the goodwill of its customers and those of the IBSF Subsidiaries and others with whom business relationships exist.

                  5.2. Negative Covenants. From the date hereof to the Effective Time, except as otherwise approved by HUBCO in writing, or as set forth in the IBSF Disclosure Schedule, or as permitted or required by this Agreement, neither IBSF nor the Association will:

                  (a) change any provision of its Certificate of Incorporation or any similar governing documents;

                  (b) change any provision of its Bylaws without the consent of HUBCO which consent shall not be unreasonably withheld;

                  (c) change the  number of shares of its  authorized  or issued capital stock (other than upon exercise of stock options or warrants described on the IBSF Disclosure Schedule in accordance with the terms thereof) or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; provided, however, that from the date hereof to the Effective Time, IBSF may declare, set aside or pay dividends on the IBSF Common Stock in a quarterly amount equal to $0.10 per share, with the dividend payment dates to be coordinated with HUBCO, it being the intention of the parties that the shareholders of IBSF receive dividends for any particular calendar quarter on either the IBSF Common Stock or the HUBCO Common Stock acquired in exchange therefor pursuant to the terms of this Agreement but not both; provided, further, that nothing contained herein shall be deemed to affect the ability of the Association to pay dividends on its capital stock to IBSF;

                  (d) grant any severance or termination pay (other than pursuant to policies or contracts of IBSF in effect on the date hereof and disclosed to HUBCO in the IBSF Disclosure Schedule) to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type; or award any increase in compensation or benefits to its directors, officers or employees except in each case
         (i) as required by law or (ii) as specified in Section 5.2 of the IBSF Disclosure Schedule;

                  (e) sell or dispose of any substantial amount of assets or voluntarily incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies or in response to substantial financial demands upon the business of IBSF or the Association;

                  (f) make any capital expenditures in excess of $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof, expenditures necessary to maintain existing assets in good repair and expenditures described in business plans or budgets previously furnished to HUBCO, except as set forth in Section 5.2 of the IBSF Disclosure Schedule;

                  (g) file any applications or make any contract with respect to branching or site location or relocation;

                  (h) agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity or make any new investments in securities other than investments in government, municipal or agency bonds having a maturity of less than five years;

                  (i) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles or regulatory authorities;

                  (j) take any action that would result in any of its representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied;

                  (k) without first conferring with HUBCO, make or commit to make any new loan or other extension of credit in an amount of $500,000 or more, renew for a period in excess of one year any existing loan or other extension of credit in an amount of $500,000 or more, or increase by $500,000 or more the aggregate credit outstanding to any borrower or group of affiliated borrowers except such loan initiations, renewals or increases that are committed as of the date of this Agreement and identified on the IBSF Disclosure Schedule and residential mortgage loans made in the ordinary course of business in accordance with past practice; or

                  (l) agree to do any of the foregoing.

                  5.3. No Solicitation. So long as this Agreement remains in effect, IBSF and the Association shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than HUBCO) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving IBSF or the Association (an "Acquisition Transaction"). Notwithstanding the foregoing, IBSF may enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of IBSF, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such discussions or negotiations should be commenced or such information should be furnished. IBSF shall promptly communicate to HUBCO the terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction and the fact that it is having discussions or negotiations with a third party about an Acquisition Transaction.

                  5.4. Current Information. During the period from the date of this Agreement to the Effective Time, each of IBSF and HUBCO will cause one or more of its designated representatives to confer with representatives of the other party on a monthly or more frequent basis regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. On a monthly basis, IBSF agrees to provide HUBCO, and HUBCO agrees to provide IBSF, with internally prepared profit and loss statements no later than 25 days after the close of each calendar month. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year), IBSF will deliver to HUBCO and HUBCO will deliver to IBSF their respective quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act. As soon as reasonably available, but in no event more than 90 days after the end of each calendar year, IBSF will deliver to HUBCO and HUBCO will deliver to IBSF their respective Annual Reports on Form 10-K as filed with the SEC under the 1934 Act.

                  5.5.  Access to Properties and Records; Confidentiality.

                  (a) IBSF and the Association shall permit HUBCO and its representatives, and HUBCO shall permit, and cause each HUBCO Subsidiary to permit, IBSF and its representatives, reasonable access to their respective properties, and shall disclose and make available to HUBCO and its representatives, or IBSF and its representatives as the case may be, all books, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which HUBCO and its representatives or IBSF and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would waive any privilege. The parties will use their reasonable best efforts to obtain waivers of any such restriction (other than waivers of the attorney-client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding the foregoing, IBSF acknowledges that HUBCO may be involved in discussions concerning other potential acquisitions and HUBCO shall not be obligated to disclose such information to IBSF except as such information is disclosed to HUBCO's shareholders generally.

                  (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its reasonable best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

                  5.6.  Regulatory Matters.

                  (a) For the purposes of holding the Shareholders Meeting (as such term is defined in Section 5.7 hereof), and qualifying under applicable federal and state securities laws the HUBCO Common Stock to be issued to IBSF shareholders in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by HUBCO with the SEC of a Registration Statement including a combined proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the 1933 Act, the 1934 Act and applicable state securities laws and the rules and regulations thereunder (such proxy statement and prospectus in the form mailed by IBSF and HUBCO to the IBSF shareholders together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement-Prospectus" and the various documents to be filed by HUBCO under the 1933 Act with the SEC to register the HUBCO Common Stock for sale, including the Proxy Statement-Prospectus, are referred to herein as the "Registration Statement").

                  (b) HUBCO shall furnish IBSF with such information concerning HUBCO and its Subsidiaries (including, without limitation, information regarding other transactions which HUBCO is required to disclose) as is necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to such corporations, to comply with Section 5.6(a) hereof. HUBCO agrees promptly to advise IBSF if at any time prior to the Shareholders' Meeting any information provided by HUBCO in the Proxy Statement-Prospectus becomes incorrect or incomplete in any material respect and promptly to provide IBSF with the information needed to correct such inaccuracy or omission. HUBCO shall promptly furnish IBSF with such supplemental information as may be necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to HUBCO and the HUBCO Subsidiaries, to comply with Section 5.6(a) after the mailing thereof to IBSF shareholders.

                  (c) IBSF shall furnish HUBCO with such information concerning IBSF as is necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to IBSF, to comply with Section 5.6(a) hereof. IBSF agrees promptly to advise HUBCO if at any time prior to the Shareholders' Meeting, any information provided by IBSF in the Proxy Statement-Prospectus becomes incorrect or incomplete in any material respect and promptly to provide HUBCO with the information needed to correct such inaccuracy or omission. IBSF shall promptly furnish HUBCO with such supplemental information as may be necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to IBSF and the Association to comply with Section 5.6(a) after the mailing thereof to IBSF shareholders.

                  (d) HUBCO shall as promptly as practicable make such filings as are necessary in connection with the offering of the HUBCO Common Stock with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of such stock under applicable state securities laws at the earliest practicable date. IBSF shall promptly furnish HUBCO with such information regarding the IBSF shareholders as HUBCO requires to enable it to determine what filings are required hereunder. IBSF authorizes HUBCO to utilize in such filings the information concerning IBSF and the Association provided to HUBCO in connection with, or contained in, the Proxy Statement-Prospectus. HUBCO shall furnish IBSF's counsel with copies of all such filings and keep IBSF advised of the status thereof. HUBCO and IBSF shall as promptly as practicable file the Registration Statement containing the Proxy Statement-Prospectus with the SEC, and each of HUBCO and IBSF shall promptly notify the other of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement-Prospectus.

                  (e) HUBCO shall cause the HUBCO Common Stock issuable pursuant to the Merger to be listed on Nasdaq at the Effective Time. HUBCO shall cause the HUBCO Common Stock which shall be issuable pursuant to exercise of Stock Options to be accepted for listing on Nasdaq when issued.

                  (f) The parties hereto will cooperate with each other and use their reasonable best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the FDIC, the FRB, the OTS, the Department and (if required) the DEP. Without limiting the foregoing, the parties shall use reasonable business efforts to file for approval or waiver by the appropriate bank regulatory agencies within 45 days after the date hereof. The parties shall each have the right to review in advance (and shall do so promptly) all filings with, including all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or Governmental Entity in connection with the transactions contemplated by this Agreement.

                  (g) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

                  (h) IBSF acknowledges that HUBCO is in or may be in the process of acquiring other banks and financial institutions and that in connection with such acquisitions, information concerning IBSF may be required to be included in the registration statements, if any, for the sale of securities of HUBCO or in SEC reports in connection with such acquisitions. IBSF agrees to provide HUBCO with any information, certificates, documents or other materials about IBSF as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by HUBCO prior to the Effective Time. IBSF shall use its reasonable efforts to cause its attorneys and accountants to provide HUBCO and any underwriters for HUBCO with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. HUBCO shall reimburse IBSF for reasonable expenses thus incurred by IBSF should this transaction be terminated for any reason. HUBCO shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding IBSF unless IBSF shall have consented in writing to such filing, which consent shall not be unreasonably delayed or withheld.

                  (i) Between the date of this Agreement and the Effective Time, IBSF shall cooperate with HUBCO to reasonably conform IBSF's policies and procedures regarding applicable regulatory matters to those of HUBCO, as HUBCO may reasonably identify to IBSF from time to time.

                  5.7. Approval of Shareholders. IBSF will (i) take all steps necessary duly to call, give notice of, convene and hold a meeting of the shareholders of IBSF (the "Shareholders Meeting") for the purpose of securing the approval of shareholders of this Agreement, (ii) subject to the qualification set forth in Section 5.3 hereof and the right not to make a recommendation or to withdraw a recommendation if (x) its investment banker withdraws its fairness opinion prior to the Shareholders' Meeting or (y) IBSF's Board of Directors, after consulting with counsel, determines in the exercise of its fiduciary duties that such recommendation should not be made or should be withdrawn, recommend to the shareholders of IBSF the approval of this Agreement and the transactions contemplated hereby and use its reasonable best efforts to obtain, as promptly as practicable, such approval, and (iii) cooperate and consult with HUBCO with respect to each of the foregoing matters.

                  If it becomes necessary under Nasdaq rules or applicable laws to obtain HUBCO shareholder approval, HUBCO shall take all steps necessary to obtain the approval of its shareholders as promptly as possible. In connection therewith, HUBCO shall (i) take all steps necessary to duly call, give notice and convene a meeting of its shareholders for such purpose, and (ii) subject to the right not to make a recommendation or to withdraw a recommendation if HUBCO's Board of Directors, after consulting with counsel, determines in the exercise of its fiduciary duties that such recommendation should not be made or should be withdrawn, recommend to the shareholders of HUBCO the approval of this Agreement and the transactions contemplated hereby and use its reasonable best efforts to obtain, as promptly as practicable, such approval.

                  5.8.  Further Assurances.

                  (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its reasonable best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto if the Merger is not consummated.

                  (b) HUBCO agrees that from the date hereof to the Effective Time, except as otherwise approved by IBSF in writing or as permitted or required by this Agreement, HUBCO will use reasonable business efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships, and HUBCO will not, nor will it permit any HUBCO Subsidiary to, take any action: (i) that would result in any of its representations and warranties contained in Article IV of this Agreement not being true and correct in any material respect at, or prior to, the Effective Time, or (ii) that would cause any of its conditions to Closing not to be satisfied, or (iii) that would constitute a breach or default of its obligations under this Agreement, or (iv) to declare, set aside, make or pay any extraordinary cash dividend in excess of $0.40 per share of HUBCO Common Stock, or (v) to enter into any agreement after the date hereof with respect to one or more acquisitions that, individually or in the aggregate, can reasonably be expected to materially adversely affect the ability of HUBCO to consummate the Merger prior to the Cutoff Date (as such term is hereinafter defined), or (vi) to agree to do any of the foregoing.

                  (c) HUBCO, the Bank, IBSF and the Association will use reasonable efforts to cause the Merger to occur on or before October 31, 1998.

                  5.9. Public Announcements. HUBCO and IBSF shall cooperate with each other in the development and distribution of all news releases and other public filings and disclosures with respect to this Agreement or the Merger transactions contemplated hereby, and HUBCO and IBSF agree that unless approved mutually by them in advance, they will not issue any press release or written statement for general circulation relating primarily to the transactions contemplated hereby, except as may be otherwise required by law or regulation upon the advice of counsel.

                  5.10. Failure to Fulfill  Conditions.  In the event that HUBCO or IBSF determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to December 31, 1998 (the "Cutoff Date") and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions HUBCO may enter into with other parties, IBSF and HUBCO will promptly inform the other of any facts applicable to IBSF or HUBCO, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or which would otherwise prevent or materially delay completion of the Merger.

                  5.11.    Employee Matters.

                  (a) Following consummation of the Merger, HUBCO agrees with IBSF to honor the existing written employment and severance contracts with officers and employees of IBSF and Association that are included in the IBSF Disclosure Schedule.

                  (b) Following consummation of the Merger, the Bank will decide whether to continue each of the Association and/or IBSF's pension and welfare plans for the benefit of employees of the Association and IBSF, or to have such employees become covered under a HUBCO Pension and Welfare Plan. If HUBCO decides to cover Association and IBSF employees under a HUBCO Pension and Welfare Plan, such employees will receive credit for prior years of service with the Association and/or IBSF for purposes of determining eligibility to participate, and vesting, if applicable. No prior existing condition limitation shall be imposed with respect to any medical coverage plan as a result of the Merger.

                  (c) Any person who was serving as an employee of either IBSF or the Association immediately prior to the Effective Time (other than those employees covered by either a written employment agreement or the arrangements set forth in Section 5.11 of the IBSF Disclosure Schedule) whose employment is discontinued by HUBCO or the Bank or any of the HUBCO Subsidiaries within six months after the Effective Time (unless termination of such employment is for Cause (as defined below)) shall be entitled to a severance payment from the Bank equal in amount to one week's base pay for each full year such employee was employed by IBSF or the Association or any successor or predecessor thereto or other IBSF Subsidiary, subject to a minimum of two weeks' severance and a maximum of 25 weeks' severance, together with any accrued but unused vacation leave with respect to the calendar year in which termination occurs. For purposes of this Section 5.11, "Cause" shall mean termination because of the employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule, or regulation (other than traffic violations or similar offenses). Following the expiration of the foregoing severance policy, any years of service recognized for purposes of this Section 5.11(c) will be taken into account under the terms of any applicable severance policy of HUBCO.

                  (d)(i) Each participant in the IBS Financial Corp. Employee Stock Ownership Plan ("IBSF ESOP") not fully vested will, in accordance with the terms of the IBSF ESOP, become fully vested in his or her IBSF ESOP account as of the Effective Time. As soon as practicable after the execution of this Agreement, IBSF, the Association and HUBCO will cooperate to cause the IBSF ESOP to be amended and other action taken, in a manner reasonably acceptable to IBSF and HUBCO, to provide that the IBSF ESOP will terminate upon the Effective Time. Between the date hereof and the Effective Time, the existing IBSF ESOP indebtedness shall be paid in the ordinary course of business pursuant to the existing loan amortization schedule and IBSF or the Association shall make such contributions to the IBSF ESOP as necessary to fund such payments. Any indebtedness of the IBSF ESOP remaining as of the Effective Time shall be repaid from the Trust associated with the IBSF ESOP through application or sale of the HUBCO Common Stock received by the IBSF ESOP; provided, however, that (A) any related sale or distribution of shares by the IBSF ESOP shall be effected in accordance with the requirements of federal and any applicable state securities laws and regulations, including any rules of the NASD, (B) any related sale or distribution of shares by the IBSF ESOP and any participant shall be effected in such a manner (and with such safeguards as may be necessary or appropriate) so as not to jeopardize the intended "pooling of interests" accounting treatment of the Merger, and (C) all distributions from the IBSF ESOP after the Effective Time shall be in shares of HUBCO Common Stock. Upon the repayment of the IBSF ESOP loan, the remaining funds in the IBSF ESOP suspense account will be allocated (to the extent permitted by Sections 401(a), 415 or 4975 of the Code and the applicable laws and regulations including, without limitation, the applicable provisions of ERISA) to IBSF ESOP participants (as determined under the terms of the IBSF ESOP). IBSF and HUBCO agree that, subject to the conditions described herein, as soon as practicable after the Effective Time and repayment of the IBSF ESOP loan, participants in the IBSF ESOP shall be entitled at their election to have the amounts in their IBSF ESOP accounts either distributed to them in a lump sum or rolled over to another tax-qualified plan (including HUBCO or Bank plans to the extent permitted by HUBCO) or individual retirement account.

                  (ii) The actions relating to termination of the IBSF ESOP will be adopted conditioned upon the consummation of the Merger and upon receiving a favorable determination letter from the Internal Revenue Service ("IRS") with regard to the continued qualification of the IBSF ESOP after any required amendments. IBSF and HUBCO will cooperate in submitting appropriate requests for any such determination letter to the IRS and will use their best efforts to seek the issuance of such letter as soon as practicable following the date hereof. IBSF and HUBCO will adopt such additional amendments to the IBSF ESOP as may be reasonably required by the IRS as a condition to granting such determination letter, provided that such amendments do not (A) substantially change the terms outlined herein, (B) have a Material Adverse Change on IBSF or (C) result in an additional material liability to HUBCO.

                  (iii) As of and  following  the  Effective  Time,  HUBCO shall cause the IBSF ESOP to be maintained for the exclusive benefit of employees and other persons who were participants or beneficiaries therein prior to the Effective Time and proceed with termination of the IBSF ESOP through distribution of its assets in accordance with its terms subject to the amendments described herein and as otherwise may be required to comply with applicable law or to obtain a favorable determination from the IRS as to the continuing qualified status of the IBSF ESOP, provided, however, that no such termination distributions of the IBSF ESOP shall occur after the Effective Time until a favorable termination letter has been received from the IRS. IBSF shall cause the IBSF ESOP to be amended, effective as of the Effective Time, to provide that the administrative committee thereof shall consist of four individuals, two of whom are appointed by the Board of Directors of IBSF prior to the Effective Time (the appointment of such individuals will be subject to the prior consent of HUBCO, and such individuals after their appointment may not be unreasonably removed or changed by HUBCO or its affiliates for a period of two years after the Effective Time), and two of whom are appointed by HUBCO as of the Effective Time.).

                  (e) As of and following the Effective Time, HUBCO shall cause the Excess Benefit Plan of IBSF ("Excess Benefit Plan") to be maintained for the exclusive benefit of its sole participant until the participant receives his termination distribution from the IBSF ESOP at which time HUBCO shall cause the Excess Benefit Plan to distribute amounts credited to his account in accordance with the terms of the Excess Benefit Plan.

                  (f) Employees of IBSF and the Association who become employees of HUBCO or any HUBCO Subsidiary shall become entitled to participate in HUBCO's defined benefit pension plan in accordance with its terms. In this regard, each such employee shall (i) receive, for purposes of participation and vesting only, credit for all service with IBSF or the Association and (ii) enter the HUBCO defined benefit pension plan on the entry date concurrent with or next following the employee's satisfaction of such plan's minimum participation requirements.

                  (g) Employees of IBSF and the Association who become employees of HUBCO or any HUBCO Subsidiary shall become entitled to participate in the applicable HUBCO retirement savings plan ("401(k) Plan") in accordance with its terms. In this regard, each such employee shall (i) receive, for purposes of participation and vesting only, credit for all service with IBSF or the Association, and (ii) enter the applicable 401(k) Plan on the entry date concurrent with or next following the employee's satisfaction of such plan's minimum participation requirements.

                  (h) Each participant in the IBSF Recognition and Retention Plan ("RRP") not fully vested will, in accordance with the terms of the RRP, become fully vested in Plan Share Awards thereunder as of the Effective Time. As soon as practicable after the execution of this Agreement, IBSF, the Association and HUBCO will cooperate to cause the RRP to be amended and other action taken, in a manner reasonably acceptable to IBSF and HUBCO, to provide that the RRP will terminate upon the Effective Time; provided, however, that (A) any distribution of shares under the RRP shall be effected in accordance with the requirements, if any, of federal and state securities laws and regulations, (B) any distribution of shares under the RRP shall be effected in such a manner (and with such safeguards as may be necessary or appropriate) so as not to jeopardize the intended "pooling of interests" accounting treatment of the Merger, and (C) all distributions from the RRP after the Effective Time shall be in shares of HUBCO Common Stock. No action shall be taken that would adversely affect the rights of plan participants who hold outstanding grants or awards of shares of IBSF Common Stock, whether before or after the Effective Time. No further grants or awards shall be made under the RRP following the date of this Agreement.

                  (i) IBSF and the Association may continue to administer such bonus programs and arrangements as are disclosed pursuant to this Agreement through the Effective Time, with such equitable modifications as may be appropriate to take into account the circumstances of the Merger and the timing thereof. In the event the Merger shall occur prior to the end of the current fiscal year, bonuses shall be provided on a pro rata basis with respect to the interim period; provided, however, that bonuses for such interim period, in the aggregate, shall not exceed $50,000.

                  (j) Within ninety (90) days after the date hereof, HUBCO and the Bank shall use their reasonable best efforts to inform the employees of IBSF and the Association of the likelihood of such employees having continued employment with HUBCO or a HUBCO Subsidiary following the Effective Time and, where appropriate, shall use their reasonable best efforts to interview the IBSF and Association employees to determine if there are mutually beneficial employment opportunities available at HUBCO or a HUBCO Subsidiary. It is the intent of HUBCO and the Bank in connection with reviewing applicants for employment positions to give any IBSF and Association employee who is terminated for other than Cause within six (6) months following the Effective Time the same consideration as is afforded the Bank employees for such positions in accordance with existing formal or informal polices for a period of six (6) months from such date of termination.

                  (k) Each  employee of IBSF or the  Association  identified  in
Section 5.11 of the IBSF Disclosure Schedule shall be entitled to receive a "retention" bonus from IBSF or the Association in the amount set forth in
Section 5.11 of the IBSF Disclosure Schedule in the event that such employee remains an employee of IBSF or the Association, as applicable until the
Effective Time (or in certain cases, the date the systems conversion occurs after the Effective Time) and satisfactorily fulfills the duties and responsibilities of the position of such employee of IBSF or the Association, as the case may be, through the Effective Time; provided that retention bonuses, in the aggregate, shall not exceed $150,000.

                  (l) HUBCO shall pay the cost of out-placement services for employees who are terminated without Cause in connection with the Merger within six (6) months after the Effective Time. HUBCO shall not be obligated to pay any out-placement fees in connection with the foregoing or more than $25,000 in the aggregate for such services.

                  5.12. Disclosure Supplements. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI and subject to Sections 6.2(a) and 6.3(a), no supplement or amendment to the parties' respective Disclosure Schedules which corrects any representation or warranty which was untrue when made shall eliminate the other party's right (if any) to terminate this Agreement based on the original untruth of the representation or warranty; provided, that the other party shall be deemed to have waived such right if it does not exercise such right within 15 days after receiving the correcting supplement or amendment.

                  5.13.  Transaction Expenses of IBSF.

                  (a) For planning purposes, IBSF shall, within 30 days from the date hereof, provide HUBCO with its estimated budget of transaction-related expenses reasonably anticipated to be payable by IBSF in connection with this transaction based on facts and circumstances then currently known, including the fees and expenses of counsel, accountants, investment bankers and other professionals. IBSF shall promptly notify HUBCO if or when it determines that it will expect to exceed its budget.

                  (b) Promptly after the execution of this Agreement, IBSF shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. IBSF shall accrue and/or pay all of such amounts as soon as possible.

                  (c) IBSF shall cause its professionals to render monthly invoices within 15 days after the end of each month. IBSF shall advise HUBCO monthly of all out-of-pocket expenses which IBSF has incurred in connection with this transaction.

                  (d) HUBCO, in reasonable consultation with IBSF, shall make all arrangements with respect to the printing and mailing of the Proxy Statement-Prospectus.

                  5.14       Indemnification.

                  (a) For a period of six years after the Effective Time, HUBCO shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director, officer, employee or agent of IBSF or the Association or serves or has served at the request of IBSF or the Association in any capacity with any other person (collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee by reason of the fact that he or she is or was a director, officer, employee or agent of IBSF or the Association or serves or has served at the request of IBSF or the Association in any capacity with any other person, in connection with, arising out of or relating to (i) any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against IBSF or the Association or any of their respective affiliates, or by any former or present shareholder of IBSF (each a "Claim" and collectively, "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, the Proxy Statement/Prospectus, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of the Board of Directors of IBSF or the Association or of any committee of IBSF's or the Association's Board of Directors, the events leading up to the execution of this Agreement, any statement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, or (ii) the enforcement of the obligations of HUBCO set forth in this
Section 5.14, in each case to the fullest extent which IBSF or the Association would have been permitted under any applicable law and their respective Certificates of Incorporation or Bylaws had the Merger not occurred (and HUBCO shall also advance expenses as incurred to the fullest extent so permitted). Notwithstanding the foregoing, but subject to subsection (b) below, HUBCO shall not provide any indemnification or advance any expenses with respect to any Claim which relates to a personal benefit improperly paid or provided, or alleged to have been improperly paid or provided, to the Indemnitee, but HUBCO shall reimburse the Indemnitee for costs incurred by the Indemnitee with respect to such Claim when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the Indemnitee was not improperly paid or provided with the personal benefit alleged in the Claim.

                  (b) From and after the Effective Time, HUBCO shall assume and honor any obligation of IBSF or the Association immediately prior to the Effective Time with respect to the indemnification of the Indemnitees arising out of the Certificate of Incorporation or Bylaws of IBSF or the Association, or arising out of any written indemnification agreements between IBSF and/or the Association and such persons disclosed in the IBSF Disclosure Schedule, as if such obligations were pursuant to a contract or arrangement between HUBCO and such Indemnitees.

                  (c) In the event HUBCO or any of its successors or assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of HUBCO assume the obligations set forth in this Section 5.14.

                  (d) HUBCO shall cause IBSF's and the Association's officers and directors to be covered under HUBCO's then current officers' and directors' liability insurance policy for a period of six years after the Effective Time, or, in the alternative, to be covered under an extension of IBSF's and the Association's existing officers' and directors' liability insurance policy. However, HUBCO shall only be required to insure such persons upon terms and for coverages substantially similar to IBSF's and the Association's existing officers' and directors' liability insurance.

                  (e) Any Indemnitee wishing to claim indemnification under this
Section 5.14 shall promptly notify HUBCO upon learning of any Claim, but the failure to so notify shall not relieve HUBCO of any liability it may have to such Indemnitee if such failure does not materially prejudice HUBCO. In the event of any Claim (whether arising before or after the Effective Time) as to which indemnification under this Section 5.14 is applicable, (x) HUBCO shall have the right to assume the defense thereof and HUBCO shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if HUBCO elects not to assume such defense, or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between HUBCO and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and HUBCO shall pay the reasonable fees and expenses of such counsel for the Indemnitees as statements therefor are received; provided, however, that HUBCO shall be obligated pursuant to this Section 5.14(e) to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for multiple Indemnitees would present such counsel with a conflict of interest that is not waived, and (y) the Indemnitees will cooperate in the defense of any such matter. HUBCO shall not be liable for settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent. Notwithstanding anything to the contrary in this Section 5.14, HUBCO shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law or public policy.

                  5.15 Bank Policies and Bank Merger. Notwithstanding that IBSF believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, IBSF recognizes that HUBCO may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time and in order to formulate the plan of integration for the Bank Merger, IBSF and HUBCO shall consult and cooperate with each other with respect to (i) conforming to the extent appropriate, based upon such consultation,
IBSF's loan, accrual and reserve policies and IBSF's other policies and procedures regarding applicable regulatory matters, including without limitation Federal Reserve, the Bank Secrecy Act and FDIC matters, to those policies of HUBCO as HUBCO may reasonably identify to IBSF from time to time, (ii) new extensions of credit or material revisions to existing terms of credits by the Association, in each case where the aggregate exposure exceeds $500,000, and
(iii) conforming, based upon such consultation, the composition of the investment portfolio and overall asset/liability management position of IBSF and the Association to the extent appropriate; provided that any required change in IBSF's practices in connection with the matters described in clause (i) or (iii) above need not be effected (A) more than five days prior to the Effective Time and (B) unless and until HUBCO agrees in writing that all conditions precedent to the Determination Date have occurred and HUBCO has provided the Closing Notice. No accrual or reserve made by IBSF or any IBSF Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 7.1(d) or Section 7.1(g) hereof.

                  5.16       [Reserved]

                  5.17 Pooling and Tax-Free Reorganization Treatment. Before the Effective Time, neither HUBCO nor IBSF shall intentionally take, fail to take, or cause to be taken or not taken any action within its control, which would disqualify the Merger as a "pooling-of-interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code. Subsequent to the Effective Time, HUBCO shall not take and shall cause the Surviving Corporation not to take any action within their control that would disqualify the Merger as such a "reorganization" under the Code.

                  5.18 Comfort Letters. HUBCO shall cause Arthur Andersen, its independent public accountants, to deliver to IBSF, and IBSF shall cause D&T, its independent public accountants, to deliver to HUBCO and to its officers and directors who sign the Registration Statement for this transaction, a short-form "comfort letter" or "agreed upon procedures" letter, dated the date of the mailing of the Proxy Statement-Prospectus for the Shareholders Meeting of IBSF, in the form customarily issued by such accountants at such time in transactions of this type.

                  5.19 Affiliates. Promptly, but in any event within two weeks, after the execution and delivery of this Agreement, IBSF shall deliver to HUBCO
(a) a letter identifying all persons who, to the knowledge of IBSF, may be deemed to be affiliates of IBSF under Rule 145 of the 1933 Act and the pooling-of-interests accounting rules, including, without limitation, all directors and executive officers of IBSF and (b) use its reasonable best efforts to cause each person who may be deemed to be an affiliate of IBSF to execute and deliver to HUBCO a letter agreement, substantially in the form of Exhibit 5.19-1, agreeing to comply with Rule 145 and to refrain from transferring shares as required by the pooling-of-interests accounting rules. Within two weeks after the date hereof, HUBCO shall use its reasonable best efforts to cause its directors and executive officers to enter into letter agreements in the form of
Exhibit 5.19-2 with HUBCO concerning the pooling-of-interests accounting rules. HUBCO hereby agrees to publish, or file a Form 8-K, Form 10-K or Form 10-Q containing financial results covering at least 30 days of post-Merger combined operations of HUBCO and IBSF as soon as practicable (but in no event later than 30 days) following the close of the first calendar month ending 30 days after the Effective Time, in form and substance sufficient to remove the restrictions set forth in paragraph "B" of Exhibit 5.19-1.

                  5.20 Appointments. Joseph M. Ochman, Sr. shall be appointed as a director of the Surviving Bank and Chairman of the Southern New Jersey Advisory Council of the Surviving Bank at the Closing. Mr. Ochman will receive a consulting contract for services to be rendered during a transitional period on terms substantially similar to those set forth in Section 5.20 of the HUBCO Disclosure Schedule, with the form of the consulting contract to be reasonably acceptable to HUBCO and Mr. Ochman.

                         ARTICLE VI - CLOSING CONDITIONS

                  6.1. Conditions to Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

                  (a) Approval of Shareholders; SEC Registration. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of IBSF and, if required, by the requisite vote of the shareholders of HUBCO. The HUBCO Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the HUBCO Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws.

                  (b) Regulatory Filings. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the FDIC, the OTS, the Department, the FRB, the SEC and (if necessary) the DEP) required to consummate the transactions contemplated hereby shall have been obtained without the imposition of any non-standard or non-customary term or condition which would materially impair the value of IBSF and the Association, taken as a whole, to HUBCO. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof (including the Hart-Scott-Rodino waiting period if applicable) shall have expired.

                  (c) Suits and Proceedings. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any Governmental Entity in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or Governmental Entity in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which HUBCO or IBSF determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

                  (d) Tax Opinion. HUBCO and IBSF shall each have received an opinion, dated as of the Effective Time, of Pitney, Hardin, Kipp & Szuch, reasonably satisfactory in form and substance to IBSF and its counsel and to HUBCO, based upon representation letters reasonably required by such counsel, dated on or about the date of such opinion, and such other facts and representations as such counsel may reasonably deem relevant, to the effect that: (i) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368 of the Code; (ii) no gain or loss will be recognized by IBSF; (iii) no gain or loss will be recognized by the IBSF shareholders upon the exchange of IBSF Common Stock solely for HUBCO Common Stock; (iv) the tax basis of any HUBCO Common Stock received in exchange for IBSF Common Stock shall equal the basis of the recipient's IBSF Common Stock surrendered in the exchange, reduced by the amount of cash received, if any, in the exchange, and increased by the amount of the gain recognized, if any, in the exchange (whether characterized as dividend or capital gain income); and (v) the holding period for any HUBCO Common Stock received in exchange for IBSF Common Stock will include the period during which IBSF Common Stock surrendered in the exchange was held, provided such stock was held as a capital asset on the date of the exchange.

                  (e) Pooling of Interests. HUBCO shall have received a letter, dated the Closing Date, from its accountants, Arthur Andersen, reasonably satisfactory to HUBCO and IBSF, to the effect that, based on a review of this Agreement and related agreements and the facts and circumstances known to it, the Merger shall be qualified to be treated by HUBCO as a pooling-of-interests for accounting purposes.

                  6.2. Conditions to the Obligations of HUBCO Under this Agreement. The obligations of HUBCO under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of IBSF and the Association. Except for those representations which are made as of a particular date, the representations and warranties of IBSF contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date, except to the extent waived pursuant to Section 5.12 hereof. IBSF shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the IBSF Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the IBSF Disclosure Schedule, materially adversely affect the representation as to which the supplement or amendment relates.

                  (b) Opinion of Counsel. HUBCO shall have received an opinion of counsel to IBSF, dated the Closing Date, in form and substance reasonably satisfactory to HUBCO, substantially to the effect set forth in accordance with
Exhibit 6.2(b) hereto.

                  (c) Certificates. IBSF shall have furnished HUBCO with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as HUBCO may reasonably request.

                  (d) Legal Fees. IBSF shall have furnished HUBCO with letters from all attorneys representing IBSF and the Association in any matters confirming that all material legal fees have been paid in full for services rendered as of the Effective Time.

                  (e) Merger Related Expense. IBSF shall have provided HUBCO with an accounting of all merger related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred but as to which invoices have not been submitted as of the Closing Date. The merger related expenses of IBSF, other than printing expenses (which are within the control of HUBCO), shall be reasonable, taking into account normal and customary billing rates, fees and expenses for similar transactions.

                  6.3. Conditions to the Obligations of IBSF Under this Agreement. The obligations of IBSF under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of HUBCO. Except for those representations which are made as of a particular date, the representations and warranties of HUBCO contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date, except to the extent waived pursuant to
Section 5.12 hereof. HUBCO shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the HUBCO Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the HUBCO Disclosure Schedule, materially adversely affect the representation as to which the supplement or amendment relates.

                  (b) Opinion of Counsel to HUBCO. IBSF shall have received an opinion of counsel to HUBCO, dated the Closing Date, in form and substance reasonably satisfactory to IBSF, substantially to the effect set forth in accordance with Exhibit 6.3(b) hereto.

                  (c) Fairness Opinion. IBSF shall have received an opinion from Ryan, Beck, dated no more than three days prior to the date the Proxy Statement-Prospectus is mailed to IBSF's shareholders (and if it shall become necessary to resolicit proxies thereafter, dated no more than three days prior to the date of any substantive amendment to the Proxy Statement-Prospectus), to the effect that, in its opinion, the consideration to be paid to shareholders of IBSF hereunder is fair to such shareholders from a financial point of view ("Fairness Opinion").

                  (d) Certificates. HUBCO shall have furnished IBSF with such certificates of its officers and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as IBSF may reasonably request.

                  (e) Bank Director Appointment. Joseph M. Ochman, Sr. shall have been appointed to the Board of Directors of the Bank and shall have been appointed Chairman of the Southern New Jersey Advisory Council of the Surviving Bank.

                 ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

                  7.1. Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the shareholders of IBSF:

                  (a)      by mutual written consent of the parties hereto;

                  (b) by HUBCO or IBSF (i) if the Effective Time shall not have occurred on or prior to the Cutoff Date unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time, or (ii) if a vote of the shareholders of IBSF is taken and such shareholders fail to approve this Agreement at the meeting (or any adjournment or postponement thereof) held for such purpose (provided that the terminating party shall not be in material breach of any of its obligations under Section 5.7 hereof), or (iii) if a vote of the shareholders of HUBCO is required by applicable Nasdaq rules, such vote is taken and such shareholders fail to approve this Agreement at the meeting (or any adjournment or postponement thereof) held for such purpose (provided that the terminating party shall not be in material breach of any of its obligations under Section 5.7 hereof);

                  (c) by HUBCO or IBSF upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or Governmental Entity or by HUBCO upon written notice to IBSF if any such application is approved with conditions (other than conditions which are customary or standard in such regulatory approvals) which would materially impair the value of IBSF and the Association, taken as a whole, to HUBCO;

                  (d) by HUBCO if (i) there shall have occurred an IBSF Material Adverse Change from that disclosed by IBSF in IBSF's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997 (it being understood that those matters disclosed in the IBSF Disclosure Schedule shall not be deemed to constitute such a material adverse effect) or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of IBSF hereunder and such breach shall not have been remedied within 30 days after receipt by IBSF of notice in writing from HUBCO to IBSF specifying the nature of such breach and requesting that it be remedied;

                  (e) by IBSF, if (i) there shall have occurred a HUBCO Material Adverse Change from that disclosed by HUBCO in HUBCO's Annual Report on Form 10-K for the year ended December 31, 1997, which change shall have resulted in a material adverse effect on HUBCO (it being understood that those matters disclosed in the HUBCO Disclosure Schedule shall not be deemed to constitute such a material adverse effect); or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of HUBCO hereunder and such breach shall not have been remedied within 30 days after receipt by HUBCO of notice in writing from IBSF specifying the nature of such breach and requesting that it be remedied;

                  (f) by IBSF, if IBSF's Board of Directors shall have approved an Acquisition Transaction after determining, upon advice of counsel, that such approval was necessary in the exercise of its fiduciary obligations under applicable laws;

                  (g) by HUBCO if the  conditions  set forth in Sections 6.1 and
6.2 are not satisfied and are not capable of being satisfied by the Cutoff Date;

                  (h) by IBSF if the  conditions  set forth in Sections  6.1 and
6.3 are not satisfied and are not capable of being satisfied by the Cutoff Date; or

                  (i) by IBSF, if (either before or after the approval of this Agreement by the shareholders of IBSF) its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the five business day period commencing with (and including) the first business day following the Determination Date, if both of the following conditions are satisfied:

                           (1) the  Median  Pre-Closing  Price of  HUBCO  Common
Stock on the Determination Date is less than 85% of the Closing Price of HUBCO Common Stock on the first Nasdaq trading day immediately following the date of the first public announcement of the entry into this Agreement (the "Starting Date") (85% of HUBCO's Starting Date Closing Price is referred to herein as the "HUBCO Floor Price"); and

                           (2) (i) the quotient  obtained by dividing the Median
Pre-Closing Price of HUBCO Common Stock on the Determination Date by HUBCO's Starting Date Closing Price (the "HUBCO Ratio") is less than (ii) the quotient obtained by dividing the KBW 50 Index, as published the following business day by Bloomberg or other reliable source (the "Index Price") as of the
Determination  Date by the Index Price as of the Starting  Date and  subtracting
0.10 from the quotient in this clause (2)(ii) (such number being referred to herein as the "Index Ratio").

Notwithstanding the foregoing, if IBSF elects to exercise its termination right pursuant to this subsection (i), it shall give prompt written notice to HUBCO (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five business day period)). During the three business day period commencing with its receipt of such notice, HUBCO shall have the option of increasing the consideration to be received by the holders of IBSF Common Stock hereunder by increasing the Exchange Ratio to equal the lesser of
(i) a number (rounded to four decimals) equal to a quotient, the numerator of which is the HUBCO Floor Price multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Median Pre-Closing Price of HUBCO Common Stock, and (ii) a number (rounded to four decimals) equal to a quotient, the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the HUBCO Ratio. If HUBCO makes an election contemplated by the preceding sentence, within such three business day period, it shall give prompt written notice to IBSF of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this subsection (i) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this subsection (i).

                  7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement by either HUBCO or IBSF pursuant to Section 7.1, this Agreement (other than Section 5.5(b), the penultimate sentence of Section 5.6(h), this Section 7.2 and Section 8.1) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or shareholders. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

                  7.3. Amendment. This Agreement may be amended by action taken by the parties hereto at any time before or after adoption of this Agreement by the shareholders of IBSF but, after any such adoption, no amendment shall be made which reduces the amount or changes the form of the consideration to be delivered to the shareholders of IBSF without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

                  7.4. Extension; Waiver. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

                          ARTICLE VIII - MISCELLANEOUS

                  8.1.  Expenses.

                  (a) Except as otherwise expressly stated herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses. Notwithstanding the foregoing, IBSF may bear the expenses of the Association.

                  (b) Notwithstanding any provision in this Agreement to the contrary, in the event that either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

                  8.2. Survival. The respective representations, warranties, covenants and agreements of the parties to this Agreement shall not survive the Effective Time, but shall terminate as of the Effective Time, except for Article II, this Section 8.2 and Sections 5.5(b), 5.8(a), 5.11 and 5.14.

                  8.3. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or by reputable overnight courier or sent by registered or certified mail, postage prepaid, as follows:

         (a)  If to HUBCO, to:

                  HUBCO, Inc.
                  1000 MacArthur Boulevard
                  Mahwah, NJ 07430
                  Attn.: Kenneth T. Neilson, Chairman,
                         President and Chief Executive Officer

                  Copy to:
                  HUBCO, Inc.
                  1000 MacArthur Boulevard
                  Mahwah, NJ 07430
                  Attn.: D. Lynn Van Borkulo-Nuzzo, Esq.

                  And copy to:
                  Pitney, Hardin, Kipp & Szuch
                  (mail to) P.O. Box 1945
                  Morristown, NJ 07962
                  (deliver to) 200 Campus Drive
                  Florham Park, NJ 07932
                  Attn.: Michael W. Zelenty, Esq.

         (b)      If to IBSF, to:

                  IBS Financial Corp.
                  1909 East Route 70
                  Cherry Hill, NJ 08003
                  Attn.: Joseph M. Ochman, Sr., Chairman,
                         President and Chief Executive Officer

                  Copy to:
                  Elias, Matz, Tiernan & Herrick L.L.P.
                  The Walker Building, 12th Floor
                  734 15th Street, N.W.
                  Washington, D.C. 20005
                  Attn.: Gerald F. Heupel, Jr., Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date actually received.

                  8.4. Parties in Interest; Assignability. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement except the Indemnitees described in Section 5.14. This Agreement and the rights and obligations of the parties hereunder may not be assigned.

                  8.5. Entire Agreement. This Agreement, which includes the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto, other than any confidentiality agreements entered into by the parties hereto.

                  8.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  8.7. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

                  8.8. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  IN WITNESS WHEREOF, HUBCO, the Bank, IBSF and the Association have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


ATTEST:                                     HUBCO, INC.



By: /s/ D. Lynn Van Borkulo-Nuzzo      By: /s/ Kenneth T. Neilson
     ----------------------------          ----------------------------
     D. Lynn Van Borkulo-Nuzzo,            Kenneth T. Neilson, Chairman,
     Secretary                             President and Chief Executive Officer


ATTEST:                                     IBS FINANCIAL CORP.



By: /s/Chiara Eisennagel               By:/s/ Joseph M. Ochman, Sr.
    -----------------------------         -----------------------------
     Chiara Eisennagel                    Joseph M. Ochman, Sr., Chairman,
     Corporate Secretary                  President and Chief Executive Officer


ATTEST:                                     HUDSON UNITED BANK



By: /s/ D. Lynn Van Borkulo-Nuzzo      By: /s/ Kenneth T. Neilson
     ----------------------------          ----------------------------
     D. Lynn Van Borkulo-Nuzzo,            Kenneth T. Neilson, Chairman,
     Secretary                             President and Chief Executive Officer


ATTEST:                                     INTER-BORO SAVINGS
                                            AND LOAN ASSOCIATION



By: /s/Chiara Eisennagel               By:/s/ Joseph M. Ochman, Sr.
    -----------------------------         -----------------------------
     Chiara Eisennagel                    Joseph M. Ochman, Sr., Chairman,
     Corporate Secretary                  President and Chief Executive Officer

                   AGREEMENT OF IBSF AND ASSOCIATION DIRECTORS

                  Reference is made to the Agreement and Plan of Merger, dated as of March 31, 1998 (the "Merger Agreement"), among HUBCO, Inc. ("HUBCO"), a New Jersey corporation and registered bank holding company, Hudson United Bank (the "Bank"), a New Jersey state-chartered commercial banking corporation and wholly-owned subsidiary of HUBCO, IBS Financial Corp., a New Jersey corporation and registered savings and loan holding company ("IBSF"), and Inter-Boro Savings and Loan Association, a New Jersey state-chartered savings and loan association and wholly-owned subsidiary of IBSF (the "Association"). Capitalized terms used herein and not otherwise defined have the meanings given to them in the Merger Agreement.

                  Each of the following persons, being all of the directors of IBSF and the Association, solely in such person's capacity as a holder of IBSF Common Stock, agrees to vote or cause to be voted all shares of IBSF Common Stock which are held by such person as of the voting record date for the Shareholders Meeting, or over which such person exercises full voting control (except as trustee or in a fiduciary capacity, or as nominee), in favor of the Merger, unless HUBCO or the Bank is then in breach or default in any material respect with regard to any covenant, agreement, representation or warranty contained in the Agreement.

                  It is understood and agreed that this Agreement of IBSF and Association Directors (this "Agreement") relates solely to the capacity of the undersigned as shareholders or other beneficial owners of shares of IBSF Common Stock and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as directors of IBSF or the Association. It is further understood and agreed that this Agreement is not in any way intended to affect the exercise by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any shares of IBSF Common Stock held by the undersigned as of the date hereof.




-------------------------------         ----------------------------------------
Joseph M. Ochman, Sr.                   Paul W. Gleason




-------------------------------         ----------------------------------------
Thomas J. Auchler                       Francis X. Lorbecki, Jr.




-------------------------------         ----------------------------------------
John A. Borden                          Albert D. Stiles




-------------------------------
Frank G. Lockhardt

                                       Dated: As of March 31, 1998

                                 EXHIBIT 5.19-1

                  FORM OF AFFILIATE LETTER FOR IBSF AFFILIATES


                                                             _____________, 1998


HUBCO, Inc.
1000 MacArthur Boulevard
Mahwah, NJ 07430

Gentlemen:

                  I am delivering this letter to you in connection with the proposed acquisition (the "Merger") of IBS Financial Corp. ("IBSF"), by HUBCO, Inc., a New Jersey corporation and registered bank holding company ("HUBCO"), pursuant to the Agreement and Plan of Merger dated as of March 31, 1998 (the "Agreement") between IBSF, its thrift subsidiary, HUBCO and its bank subsidiary. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Agreement. I currently own shares of IBSF Common Stock. As a result of the Merger, I will receive shares of HUBCO Common Stock in exchange for my IBSF Common Stock.

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of IBSF, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "1933 Act") by the Securities and Exchange Commission ("SEC") and as the term "affiliate" is used for purposes of the SEC's rules and regulations applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the SEC's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

                  I represent to and agree with HUBCO that:

                  A. Transfer Review Restrictions. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer, reduce my risk with respect to or otherwise dispose of ("transfer") any IBSF Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any IBSF Common Stock owned by such person or entity, without notifying HUBCO three business days in advance of the proposed transfer (the "Notice Period") and giving HUBCO a reasonable opportunity to review the transfer before it is consummated. HUBCO, if advised to do so by its independent public accountants in writing a copy of which is provided to me, may instruct me prior to the end of the Notice Period not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

                  B. Transfer Restrictions During Merger Consummation Period. I shall not transfer any IBSF Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any IBSF Common Stock owned by such person or entity during the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by HUBCO by means of the filing of a Form 10-Q, Form 10-K or Form 8-K under the Securities Exchange Act of 1934, as amended, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of ASR 135, in each case except for transfers by operation of law, by will or under the laws of descent and distribution. For purposes of this paragraph only, "IBSF Common Stock" includes HUBCO Common Stock as converted. I understand that HUBCO has agreed to publish financial results covering at least 30 days of post-Merger combined operations of HUBCO and IBSF as soon as practicable (but in no event later than 30 days) following the close of the first calendar month ending 30 days after the Effective Time.

                  C. Compliance with Rule 145. I have been advised that the issuance of HUBCO Common Stock to me pursuant to the Merger will be registered with the SEC under the 1933 Act on a Registration Statement on Form S-4. However, I have also been advised that, since I may be deemed to be an affiliate of IBSF at the time the Merger is submitted for a vote of IBSF's shareholders, any transfer by me of HUBCO Common Stock is restricted under Rule 145 promulgated by the SEC under the 1933 Act. I agree not to transfer any HUBCO Common Stock received by me or any of my affiliates unless (i) such transfer is made in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the 1933 Act, (ii) in the opinion of HUBCO's counsel or counsel reasonably acceptable to HUBCO, such transfer is otherwise exempt from registration under the 1933 Act or (iii) such transfer is registered under the 1933 Act.

                  D. Stop Transfer Instructions; Legend on Certificates. I also understand and agree that stop transfer instructions will be given to HUBCO's transfer agents with respect to the HUBCO Common Stock received by me and any of my affiliates and that there will be placed on the certificates of the HUBCO Common Stock issued to me and any of my affiliates, or any substitutions therefor, a legend stating in substance:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF MARCH 31, 1998 BETWEEN THE REGISTERED HOLDER HEREOF AND HUBCO, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HUBCO, INC."

                  E. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer HUBCO Common Stock to the extent I felt necessary with my counsel or counsel for IBSF.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of IBSF as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                               Very truly yours,



                                               -----------------------------
                                               Name:

Accepted this _____
day of _______, 1998 by


HUBCO, INC.


By: ______________________________
    Name:
    Title:

                                 EXHIBIT 5.19-2

                  FORM OF AFFILIATE LETTER FOR HUBCO AFFILIATES



                                                        _______________, 1998


HUBCO, Inc.
1000 MacArthur Boulevard
Mahwah, NJ 07430

Gentlemen:

                  I am delivering this letter to you in connection with the proposed merger (the "Merger") of IBS Financial Corp. ("IBSF") with and into HUBCO, Inc., a New Jersey corporation and registered bank holding company ("HUBCO"), pursuant to the Agreement and Plan of Merger dated as of March 31, 1998 (the "Agreement") between IBSF, its thrift subsidiary, HUBCO and its bank subsidiary. I currently own shares of HUBCO's common stock, no par value ("HUBCO Common Stock").

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of HUBCO, as the term "affiliate" is used for purposes of the rules and regulations of the Securities and Exchange Commission (the "SEC") applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the SEC's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos.
65 and 76 ("ASR 135").

                  I represent and covenant with HUBCO and IBSF that:

                  A. Transfer Restrictions Prior to Merger Consummation. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer, reduce my risk with respect to or otherwise dispose of ("transfer") any HUBCO Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, from transferring any HUBCO Common Stock owned by such person or entity, without notifying HUBCO three business days in advance of the proposed transfer (the "Notice Period") and giving HUBCO a reasonable opportunity to object to the transfer before it is consummated. HUBCO, upon advice of its independent public accountants, may instruct me prior to the end of the Notice Period not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

                  B. Post-Consummation Transfer Restrictions. During the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by HUBCO by means of filing of a Form 10-Q or Form 8-K under the Securities Exchange Act of 1934, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of ASR 135, I shall not transfer any HUBCO Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any HUBCO Common Stock owned by such person or entity, in each case except for transfers by operation of law, by will or under the laws of descent and distribution. I understand that HUBCO has agreed to publish financial results covering at least 30 days of post-Merger combined operations of HUBCO and IBSF as soon as practicable (but in no event later than 30 days) following the close of the first calendar month ending 30 days after the Effective Time.

                  C. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer HUBCO Common Stock to the extent I felt necessary with my counsel or counsel for HUBCO.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of HUBCO as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                    Very truly yours,



                                    -------------------------------------
                                    Name:
                                    Title:


Accepted this ____ day of
________________, 1998 by

HUBCO, INC.



By: ________________________________
    Name:
    Title:

                                   EXHIBIT 6.2


                       FORM OF OPINION OF COUNSEL TO IBSF
                 TO BE DELIVERED TO HUBCO ON THE EFFECTIVE TIME


                  (a) IBSF and the Association have full corporate power to carry out the transactions contemplated in the Agreement. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of IBSF and the Association, and the Agreement constitutes a valid and legally binding obligation of IBSF and the Association enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of New Jersey chartered savings institutions or their holding companies, (ii) general equitable principles, (iii) laws relating to the safety and soundness of insured depository institutions, and (iv) implied covenants of good faith, fair dealing and commercially reasonable conduct and by applicable public policies and laws, and except that no opinion need be rendered as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement, nor compliance by IBSF and the Association with any of the provisions thereof, will (i) conflict with or result in a breach or default under (A) the certificate of incorporation or bylaws of IBSF or the charter or bylaws of the Association, or (B) based on certificates of officers of IBSF and the Association and without independent verification, to the actual knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which IBSF or the Association is a party and which was referenced in the IBSF Disclosure Schedule; or (ii) to the actual knowledge of such counsel, result in the creation or imposition of any material lien, instrument or encumbrance upon the property of IBSF or the Association, except such material lien, instrument or obligation that has been disclosed to HUBCO pursuant to the Agreement, or (iii) violate in any material respect any order, writ, injunction, or decree known to such counsel, or any corporation, banking or securities statute, rule or regulation applicable to IBSF or the Association.

                  (b) IBSF is a corporation validly existing under the laws of the State of New Jersey, the Association is a validly existing New Jersey-chartered savings and loan association under the laws of the State of New Jersey and each of IBSF and the Association has the corporate power and authority to own or lease all of its properties and assets and to conduct the business in which it is currently engaged as described on pages __ and __ under the caption "_____________________" in the Proxy Statement-Prospectus. The deposits of the Association are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation.

                  (c) Each IBSF Subsidiary listed as such in the IBSF Disclosure
Schedule is validly existing under the laws of the jurisdiction of its incorporation.

                  (d) There is, to the actual knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which IBSF or the Association is a party which would, if determined adversely to IBSF or the Association, have a material adverse effect on the business, properties, results of operations, or condition, financial or otherwise, of IBSF or the Association taken as a whole or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement, except any proceeding or investigation disclosed to HUBCO.

                  (e) No consent, approval, authorization, or order of any federal or state court or federal or state banking or securities agency or body, or to such counsel's actual knowledge of any third party under any note, bond, mortgage, indenture, license, agreement or other instrument referred to in the IBSF Disclosure Schedule, is required for the consummation by IBSF or the Association of the transactions contemplated by the Agreement, except for such consents, approvals, authorizations or orders as have been obtained or which would not have a material adverse effect upon HUBCO upon consummation of the Merger.

         In addition to the foregoing opinions, counsel shall state that on the sole basis of such counsel's participation in conferences with officers and employees of IBSF in connection with the preparation of the Prospectus-Proxy Statement and without other independent investigation or inquiry, such counsel has no reason to believe that the Prospectus-Proxy Statement, including any amendments or supplements thereto (except for the financial information, financial statements, notes to financial statements, financial schedules and other financial or statistical data and stock valuation information contained or incorporated by reference therein and except for any information supplied by HUBCO for inclusion therein, as to which counsel need express no belief), as of the date of mailing thereof and as of the date of the meeting of shareholders of IBSF to approve the Merger, contained any untrue statement of a material fact or omitted to state a material fact necessary to make any statement therein, in light of the circumstances under which it was made, not misleading. Counsel may state in connection with the foregoing that such counsel has not independently verified and does not assume any responsibility for the accuracy, completeness or fairness of any information or statements contained in the Prospectus-Proxy Statement, except with respect to identified statements of law or regulations or legal conclusions relating to IBSF or the Association or the transactions contemplated in the Agreement and that it is relying as to materiality as to factual matters on certificates of officers and representatives of the parties to the Agreement and other factual representations by IBSF and the Association.

                  Such counsel's opinion shall be limited to matters governed by the corporate and banking laws of the State of New Jersey and the federal securities and banking laws and regulations of the United States of America.

                                   EXHIBIT 6.3


                       FORM OF OPINION OF COUNSEL TO HUBCO
                  TO BE DELIVERED TO IBSF ON THE EFFECTIVE TIME



                  (a) HUBCO is a corporation validly existing under the laws of the State of New Jersey, the Bank is a validly existing New Jersey state-chartered commercial banking corporation under the laws of the State of New Jersey and each of HUBCO and the Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as described in the Proxy Statement-Prospectus on pages __ and __ under the caption "_____________________________." HUBCO is registered as a bank holding company under the BHCA.

                  (b) Each HUBCO Subsidiary listed as such in the HUBCO Disclosure Schedule is validly existing under the laws of the jurisdiction of its incorporation.

                  (c) The authorized capital stock of HUBCO consists of ____________ shares of common stock, no par value per share ("HUBCO Common Stock") and _____________ shares of Series B, no par value, Convertible Preferred Stock (the "Authorized Preferred Stock). Except for
 to our knowledge, there are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating HUBCO to issue, deliver or sell, cause to be issued, delivered or sold, or restricting HUBCO from selling any additional HUBCO Common Stock or Authorized Preferred Stock or obligating HUBCO to grant, extend or enter into any such agreement or commitment. The HUBCO Common Stock to be issued in connection with the Merger in accordance with
Article II of the Agreement, when so issued in accordance therewith, will be duly authorized, validly issued, fully paid and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by HUBCO.

                  (d) The Agreement has been authorized, executed and delivered by HUBCO and the Bank and constitutes a valid and binding obligation of HUBCO and the Bank enforceable in accordance with its terms, except that the enforceability of the obligations of HUBCO and the Bank may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or laws affecting institutions the deposits of which are insured by the FDIC or other laws heretofore or hereafter enacted relating to or affecting the
enforcement  of  creditors'   rights  generally  and  by  principles  of  equity
(regardless of whether such enforceability is considered in a proceeding in equity or at law). In addition, certain remedial and other provisions of the Agreement may be limited by implied covenants of good faith, fair dealing, and commercially reasonable conduct, by judicial discretion, in the instance of equitable remedies, and by applicable public policies and laws.

                  (e) Subject to satisfaction of the conditions set forth in the Agreement, the execution and delivery of the Agreement and the consummation of the transactions contemplated thereby will not (i) conflict with or violate any provision of or result in the breach of any provision of the Certificate of Incorporation or Bylaws of HUBCO or the Charter and Bylaws of the Bank; (ii) based on certificates of officers of HUBCO and without independent verification, conflict with or violate in any material respect, or result in a material breach or violation of the terms or provisions of, or constitute a default under, or result in (whether upon or after the giving of notice or lapse of time or both) any material obligation under, any indenture, mortgage, deed of trust or loan agreement or any other agreement, instrument, judgment, order, arbitration award or decree of which we have knowledge (through our representation of HUBCO and the Bank in connection therewith or in the course of our representation of HUBCO and the Bank in connection with the Agreement) and to which HUBCO or the Bank is a party or by which HUBCO or the Bank is bound; or (iii) cause HUBCO or the Bank to violate any corporation or banking law applicable to HUBCO.

                  (f) All actions of the directors and shareholders of HUBCO and the Bank required by federal banking laws and regulations and New Jersey law or by the Certificate of Incorporation or Bylaws of HUBCO and the Bank, to be taken by HUBCO and the Bank to authorize the execution, delivery and performance of the Agreement and consummation of the Merger have been taken.

                  (g) Assuming that there has been due authorization of the Merger by all necessary corporate and governmental proceedings on the part of IBSF and that IBSF has taken all action required to be taken by it prior to the Effective Time, upon the appropriate filing of the Certificate of Merger in respect of the Merger with the New Jersey Secretary of State in accordance with
Section 1.6 of the Agreement, the Merger will become effective at the Effective Time, as such term is defined in Section 1.6, and upon effectiveness of the Merger each share of IBSF Common Stock will be converted as provided in Article II of the Agreement.

                  (h) No approvals, authorizations, consents or other actions or filings under federal banking law or New Jersey law ("Approvals") are required to be obtained by HUBCO or the Bank in order to permit the execution and delivery of the Agreement by HUBCO or the Bank and the performance by HUBCO or the Bank of the transactions contemplated thereby other than those Approvals which have been obtained or those Approvals or consents required to be obtained by IBSF.

                  (i) The Registration Statement has been declared effective by the Securities and Exchange Commission ("SEC") under the 1933 Act and we are not aware that any stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

                  We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement-Prospectus and make no representation that we have independently verified the accuracy, completeness or fairness of such statement, but from our examination of the Proxy Statement-Prospectus and our general familiarity with HUBCO no facts have come to our attention that caused us to believe that (except for financial statements and other tabular financial information, and other financial and statistical data and information, as to which we do not express any belief) the Proxy Statement-Prospectus on the date of the mailing thereof and on the date of the meeting of stockholders of IBSF at which the Agreement was approved, contained any untrue statement of a material fact regarding HUBCO or the Merger, or omitted to state a material fact regarding HUBCO or the Merger therein, in light of the circumstances under which they were made, not misleading.

                  We are members of the Bar of the State of New Jersey and we express no opinion as to any of the laws of any jurisdiction other than the laws of the State of New Jersey and federal laws and regulations of the United States of America.